As filed with the United States Securities and Exchange Commission on September 29, 2006.
Registration No. 333-136686

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Superior Energy Services, Inc.
For Co-Registrants, See “Table of Co-Registrants.”
(Exact name of each registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1389 (Primary Standard Industrial Classification Code Number)	75-2379388 (I.R.S. Employer Identification Number)
1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert S. Taylor	Copy to:
Chief Financial Officer
Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	William B. Masters Scott D. Chenevert Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170 (504) 582-8278 Fax: (504) 589-8278
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each	Amount	offering	aggregate	Amount of
class of securities	to be	price per	offering	registration
to be registered	registered	unit	price(1)	fee
6 7/8% Senior Notes due 2014	$300,000,000	100%	$300,000,000	$32,100
Guarantees of 6 7/8% Senior Notes due 2014	$300,000,000	100%	$300,000,000	(2)

(1)	Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS
     Each of the following subsidiaries of Superior Energy Services, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

	JURISDICTION OF	I.R.S. EMPLOYER
	INCORPORATION OR	IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*	FORMATION	NUMBER
SESI, L.L.C.	Delaware	76-0664124
1105 Peters Road, L.L.C.	Louisiana	76-0664198
Blowout Tools, Inc.	Texas	76-0111962
Concentric Pipe and Tool Rentals, L.L.C.	Louisiana	76-0664127
Connection Technology, L.L.C.	Louisiana	76-0664128
CSI Technologies, LLC	Texas	47-0946936
Drilling Logistics, L.L.C.	Louisiana	76-0664199
F. & F. Wireline Service, L.L.C.	Louisiana	76-0664129
Fastorq, L.L.C.	Louisiana	76-0664133
H.B. Rentals, L.C.	Louisiana	72-1307291
International Snubbing Services, L.L.C.	Louisiana	76-0664134
J.R.B. Consultants, Inc.	Texas	74-1876272
Non-Magnetic Rental Tools, L.L.C.	Louisiana	76-0664213
ProActive Compliance, L.L.C.	Delaware	20-4803434
Production Management Industries, L.L.C.	Louisiana	76-0664137
SE Finance LP	Delaware	76-0668090
SEGEN LLC	Delaware	72-1491885
SELIM LLC	Delaware	72-1491884
SEMO, L.L.C.	Louisiana	81-0583622
SEMSE, L.L.C.	Louisiana	81-0583620
SPN Resources, LLC	Louisiana	16-1671971
Stabil Drill Specialties, L.L.C.	Louisiana	76-0664138
Sub-Surface Tools, L.L.C.	Louisiana	76-0664195
Superior Canada Holding, Inc.	Delaware	20-0833087
Superior Energy Services, L.L.C.	Louisiana	76-0664196
Superior Inspection Services, Inc.	Louisiana	72-1454991
Universal Fishing and Rental Tools, Inc.	Louisiana	02-0634841
Wild Well Control, Inc.	Texas	74-1873477
Workstrings, L.L.C.	Louisiana	72-1340390

*	The address for each of the co-registrants is 1105 Peters Road, Harvey, Louisiana, 70058, telephone (504) 362-4321.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated September 29, 2006
Prospectus
SESI, L.L.C.
Offer to Exchange
$300,000,000 Registered 6 7/8% Senior Notes Due June 1, 2014
for
All Outstanding Unregistered 6 7/8% Senior Notes Due June 1, 2014

     We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our 6 7/8% senior notes due June 1, 2014 that we have registered under the Securities Act of 1933 for all of our outstanding 6 7/8% senior notes due June 1, 2014. We refer to the registered notes as the exchange notes and all outstanding 6 7/8% senior notes due June 1, 2014 as the outstanding notes. In this prospectus we refer to the exchange notes and the outstanding notes collectively as the notes.
The Exchange Offer
•	We hereby offer to exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.

•	The exchange offer will expire at 5:00 p.m. New York City time, on , 2006, unless we extend the offer.

•	You may withdraw tenders of your outstanding notes at any time before the expiration of the exchange offer.

•	The exchange notes are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	We believe that the exchange of outstanding notes will not be a taxable event for federal income tax purposes, but you should read “Certain United States Federal Tax Considerations” beginning on page 75 for more information.

•	We will not receive any cash proceeds from the exchange offer.

•	The outstanding notes are, and the exchange notes will be, guaranteed on a senior unsecured basis by Superior Energy Services, Inc., substantially all of its current domestic subsidiaries and certain of its future domestic subsidiaries.

•	There is currently no public market for the exchange notes. We do not intend to list the exchange notes on any securities exchange. Therefore, we do not anticipate that an active public market for the exchange notes will develop.

•	Interest on the exchange notes will be paid at the rate of 6 7/8% per annum, semi-annually in cash in arrears on each June 1 and December 1, commencing December 1, 2006.
     Investing in the exchange notes involves risks that we describe in the “Risk Factors” section beginning on page 8.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the exchange notes or passed on the adequacy or accuracy of this prospectus and any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2006.

     We have not authorized anyone to give any information or represent anything to you other than the information in this prospectus. You must not rely on any unauthorized information or representations. We are not making an offer to sell the exchange notes in any jurisdiction where the offer or sale is not permitted.

     In this prospectus, “Superior,” the “Company,” “we,” “our” and “us” refer to SESI, L.L.C., our parent, Superior Energy Services, Inc., and our subsidiaries, unless otherwise indicated. References to “Superior Energy” are to Superior Energy Services, Inc. and not to any of its subsidiaries.

     This prospectus incorporates business and financial information about Superior Energy that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Superior Energy Services, Inc., 1105 Peters Road, Harvey, Louisiana, 70058, (504) 362-4321, Attn.: Investor Relations. To ensure timely delivery you should make your request at least five business days before the date upon which you must make your investment decision. See “Where You Can Find More Information” for further information regarding this important business and financial information.

i

INCORPORATION BY REFERENCE
     We “incorporate by reference” in this prospectus information that Superior Energy files with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings made by Superior Energy with the SEC under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 until the exchange offer of the notes has been completed.
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006; and

•	Current Reports on Form 8-K filed on February 1, 2006, March 1, 2006, May 5, 2006, May 9, 2006, May 11, 2006, May 17, 2006, May 23, 2006, May 25, 2006, June 6, 2006, June 26, 2006, July 27, 2006 and September 25, 2006.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain of the statements in this prospectus and the documents incorporated by reference in this prospectus constitute forward-looking statements. These statements include all statements other than statements conveying historical information or other facts.
     Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in such statements. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions.
     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required by applicable law or regulation, we do not undertake any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures on related subjects contained in Superior Energy’s filings, from time to time, with the SEC. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material.

ii

PROSPECTUS SUMMARY
     This summary highlights relevant information contained elsewhere in this prospectus or incorporated by reference. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of the exchange offer and the exchange notes, you should read the following summary together with the more detailed information included elsewhere and incorporated by reference in this prospectus and the matters discussed under “Risk Factors.”
Our Company
     We are a leading, highly diversified provider of specialized oilfield services and equipment focused on serving the drilling and production-related needs of oil and gas companies. We believe that we are one of the few companies capable of providing the services, tools and liftboats necessary to maintain, enhance and extend the life of offshore producing wells, as well as plug and abandonment services at the end of their life cycle. We also own and operate mature oil and gas properties in the Gulf of Mexico. We believe that our ability to provide our customers with multiple services and to coordinate and integrate their delivery allows us to maximize efficiency, reduce lead-time and provide cost-effective solutions for our customers. In recent years, we have expanded geographically so that we now also have a growing presence in select domestic land and international markets.
Our Business
     Our business is organized into the following four business segments:
     Well Intervention Services. We provide well intervention services that stimulate oil and gas production using platforms or our liftboats rather than through the use of a drilling rig, which we believe provides a cost advantage to our customers. Our well intervention services include coiled tubing, electric wireline, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation services, platform and field management, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline. We believe we are the leading provider of mechanical wireline services in the Gulf of Mexico with approximately 190 offshore wireline units, 20 land wireline units and 10 dedicated liftboats configured specifically for wireline services. We also believe we are a leading provider of rigless plug and abandonment services in the Gulf of Mexico. We recently completed construction of an 880-ton derrick barge to expand our decommissioning services. We also manufacture and sell specialized drilling rig instrumentation equipment.
     Rental Tools. We are a leading provider of rental tools. We manufacture, sell and rent specialized equipment for use with offshore and onshore oil and gas well drilling, completion, production and workover activities. Through internal growth and acquisitions, we have increased the size and breadth of our rental tool inventory and now have 28 locations in all major staging points in Louisiana and Texas for offshore oil and gas activities in the Gulf of Mexico. Our rental tools segment also has locations domestically in North Louisiana, Oklahoma and Wyoming, and internationally in Venezuela, Trinidad, Mexico, Eastern Canada, the North Sea, the Middle East and West Africa. Our rental tools include pressure control equipment, specialty tubular goods, connecting iron, handling tools, drill pipe, bolting equipment, power swivels, stabilizers, drill collars and on-site accommodations.
     Marine Services. We own and operate a fleet of liftboats that we believe is highly complementary to our well intervention services. A liftboat is a self-propelled, self-elevating work platform with legs, cranes and living accommodations. Our fleet consists of 36 liftboats, including 10 liftboats configured specifically for wireline services (used in our well intervention segment) and 26 in our rental fleet with leg-lengths ranging from 145 feet to 250 feet. We are also currently refurbishing a 200-foot class liftboat and anticipate returning it to service during the third quarter of 2006. Our liftboat fleet has leg-lengths and deck spaces that are suited to deliver our production-related bundled services and support customers in their construction, maintenance and other production-enhancement projects. All of our liftboats are currently located in the Gulf of Mexico, but we may reposition some of our larger liftboats to international market areas if opportunities arise.
     Oil and Gas Operations. Through our subsidiary SPN Resources, LLC (“SPN Resources”), we acquire mature oil and gas properties in the Gulf of Mexico to provide our customers with a cost-effective alternative to the plugging, abandoning and decommissioning process. Owning oil and gas properties provides additional opportunities for our well intervention, decommissioning and platform management services, particularly during periods when demand from our traditional customers is weak due to cyclical or seasonal factors. Once properties are acquired, we utilize our production-related assets and services to maintain, enhance and extend existing production of these properties. At the end of a property’s economic life, we plug and abandon the wells and decommission and abandon the facilities. As of June 30, 2006, we had interests in 35 offshore blocks containing 66 structures and approximately 153 producing wells. As of December 31, 2005, as adjusted to give effect to our acquisition of certain leases from Explore Offshore, LLC in April, 2006, we had reserves of 16 million barrels of oil equivalent (mmboe) with a pre-tax PV-10 of $445.2 million and approximately 80% of our reserves were classified as proved developed.

     Our headquarters are located at 1105 Peters Road, Harvey, Louisiana, 70058 and our telephone number is (504) 362-4321. Our Internet website is www.superiorenergy.com. The information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

The Exchange Offer

The Initial Offering and Outstanding Notes
We sold the outstanding notes on May 22, 2006 to Bear, Stearns & Co., Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International. We collectively refer to those parties in this prospectus as the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.

Securities Offered	We are offering to exchange the outstanding notes for the exchange notes in the aggregate principal amount of up to $300.0 million. The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the same indenture as the outstanding notes. The terms of the exchange notes and outstanding notes are identical in all material respects, except that (i) the exchange notes will bear interest from May 22, 2006 or, if later, from the most recent date of payment of interest on the outstanding notes, and (ii) the transfer restrictions and the registration rights relating to the outstanding notes shall not apply to the exchange notes.

The Exchange Offer	We are offering to exchange the exchange notes which have been registered under the Securities Act for a like principal amount of your outstanding notes. The outstanding notes may be exchanged only in integral multiples of $1,000. The issuance of the exchange notes is intended to satisfy our obligations contained in a registration rights agreement among us and the initial purchasers.

Resales	We believe that the exchange notes issued to you pursuant to the exchange offer may be offered for sale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
•	you are acquiring the exchange notes in the ordinary course of your business;
•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not our affiliate as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions and you transfer any exchange notes without delivering a proper prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless we decide to extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions that may be waived by us; however, the exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. We currently anticipate that each of the conditions will be satisfied and that we will not need to waive any conditions. We reserve the right to terminate or amend the exchange offer at any time before the expiration date. For additional information, see “Exchange Offer—Conditions to the Exchange Offer.”

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that we do not accept for exchange for any reason without expense to you promptly after the exchange offer expires or terminates.

Procedure for Tendering
Outstanding Notes	If you wish to tender your outstanding notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:
•	an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

•	if the outstanding notes you own are held of record by The Depository Trust Company, or DTC, in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or ATOP, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your outstanding notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:
•	if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC; or

•	if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for
Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

United States Federal Income
Tax Consequences	We believe that the exchange of outstanding notes pursuant to the exchange offer should not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	The Bank of New York Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer.

Effect on Holders of
Outstanding Notes	As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement among us and the initial purchasers and, accordingly, the holders of the outstanding notes will have no further registration or other rights under the registration rights agreement, except under certain limited circumstances. Holders of the outstanding notes who do not tender their outstanding notes in the exchange offer will continue to hold such outstanding notes and will be entitled to all rights and limitations thereto under the indenture. All untendered, and tendered but unaccepted, outstanding notes will continue to be subject to the restrictions on transfer provided for in such outstanding notes and the indenture. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes could be adversely affected.

The Exchange Notes
     The terms of the exchange notes and those of the outstanding notes are substantially identical, except that the transfer restrictions and registration rights relating to the outstanding notes do not apply to the exchange notes. As a result, the exchange notes will not bear legends restricting their transfer and will not have the benefit of the registration rights contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes for which they are being exchanged. Both the outstanding notes and the exchange notes are governed by the same indenture.

Issuer	SESI, L.L.C.

Securities	$300.0 million aggregate principal amount of 6 7/8% senior notes due 2014.

Maturity	June 1, 2014.

Interest	Annual rate of 6 7/8%, payable semi-annually every six months on June 1 and December 1 of each year, commencing on December 1, 2006.

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by Superior Energy and substantially all of its current domestic subsidiaries other than the issuer, and certain of its future domestic subsidiaries. See “Description of Notes—Guarantees” and “—Certain Definitions.” The guarantees will be unsecured senior indebtedness of Superior Energy and the subsidiary guarantors and will have the same ranking with respect to indebtedness of such guarantors as the notes will have with respect to our indebtedness.

Ranking	The exchange notes will be our, and the guarantees will be the guarantors’, direct, unsecured senior obligations. Accordingly, they will rank:
•	equal to all of our and the guarantors’ existing and future unsecured, senior indebtedness;

•	senior to all of our and the guarantors’ existing and future subordinated indebtedness;

•	effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness, including indebtedness under our credit facility, to the extent of the assets securing such indebtedness; and

•	effectively subordinated to all existing and any future indebtedness and other liabilities of our subsidiaries that are not guaranteeing the notes, to the extent of the assets of such subsidiaries.

Optional Redemption	We may, at our option, redeem some or all of the exchange notes at any time on or after June 1, 2010 at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any.

In addition, prior to June 1, 2009, we may, at our option, redeem up to 35% of the original aggregate principal amount of the notes with the net cash proceeds of certain sales of equity securities at the redemption prices described in the section “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any. We may make the redemption only to the extent that, after the redemption, at least 65% of the original aggregate principal amount of the notes remains outstanding.

Prior to June 1, 2010, we may, at our option, redeem some or all of the notes at the “make whole” price set forth under “Description of Notes—Optional Redemption.”

Mandatory Redemption	None.

Change of Control	If we or Superior Energy experience specific kinds of changes in control, we must offer to repurchase the exchange notes at 101% of their face amount, plus accrued and unpaid interest, if any. See “Description of Notes—Repurchase at the Option of Holders.”

Certain Covenants	We will issue the exchange notes under an indenture among us, Superior Energy, our subsidiary guarantors and the trustee. The indenture will, among other things, limit our and the guarantors ability to:
•	incur, assume or guarantee additional indebtedness;

•	repurchase capital stock;

•	make other restricted payments, including without limitation dividends or other distributions;

•	redeem debt that is junior in right of payment to the notes;

•	create liens without securing the notes;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	enter into agreements that restrict dividends or distributions from subsidiaries;

•	merge, consolidate or sell, or otherwise dispose of, substantially all of our assets; and

•	enter into transactions with affiliates.

These covenants are subject to important exceptions. See “Description of Notes—Certain Covenants” for more information.

RISK FACTORS
     You should carefully consider the following factors in addition to the other information contained in this prospectus and the documents incorporated by reference in this prospectus before you participate in the exchange offer. The risks described below are the material risks of which we are currently aware; however, they may not be the only material risks that we face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.
Risks Related to the Exchange Offer
Because there is no public market for the notes, you may not be able to resell your notes.
     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:
•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.
     If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.
     The initial purchasers presently make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.
     In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “Exchange Offer—Resale of the Exchange Notes.”
Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your notes.
     We will not accept outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive outstanding notes tendered by you, your letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept those outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept such notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.
If you do not exchange your notes, your notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes.
     We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange outstanding notes for exchange notes pursuant to the exchange offer, you will lose your right to have such notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

The reoffering and resale of the Outstanding Notes is subject to significant legal restrictions.
     The outstanding notes have not been registered under the Securities Act or any state securities laws. As a result, holders of outstanding notes may reoffer or resell outstanding notes only if:
•	there is an applicable exemption from the registration requirement of the Securities Act and applicable state laws that applies to the circumstances of the offer and sale, or

•	we file a registration statement and it becomes effective.
Risks Relating to the Notes and Our Indebtedness
Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
     We have now, and after the offering of the exchange notes, will continue to have, a significant amount of indebtedness. As of June 30, 2006, we had total indebtedness of $317.0 million, of which $300.0 million would have consisted of the notes and the balance would have consisted of other indebtedness.
     Our substantial indebtedness could have important consequences to you. For example, it could:
•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds.
     In addition, the indenture will contain, and our credit facility contains, financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness.
Despite current indebtedness levels, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.
     We may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so, either directly or through Superior Energy or our subsidiaries. Our credit facility permits additional borrowings of up to $150.0 million, with an option to increase to $250.0 million, and all of those borrowings would rank senior to the notes and the guarantees to the extent of the collateral securing such indebtedness. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks that we and they now face could intensify.
Servicing our indebtedness will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.
     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate cash flow from operations, and future borrowings may not be available to us under our credit facility or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and the notes, on commercially reasonable terms or at all. In addition, if for any reason we are unable to meet our indebtedness service obligations, we would be in default under the terms of the agreements governing our outstanding indebtedness. If such a default were to occur, the lenders under our credit facility could elect to declare all amounts outstanding under the credit facility immediately due and payable, and the lenders would not be obligated to continue to advance funds under our credit facility. In addition, if such a default were to occur, the notes would become immediately due and payable. If the amounts outstanding under these indebtedness agreements are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to our creditors, including holders of notes.
The notes and guarantees are unsecured, and the notes are effectively subordinated to our secured indebtedness and the guarantees are effectively subordinated to the guarantors’ secured indebtedness.
     Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that rank senior to your claims as holders of the notes to the extent of the collateral securing that other indebtedness. Notably, we and certain of our subsidiaries, including the guarantors, are a party to our credit facility, which is secured by liens on substantially all of our assets and the assets of the guarantors. The notes will be effectively subordinated to all of that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.
     As of June 30, 2006, the aggregate amount of our secured indebtedness would have been approximately $17.0 million, and approximately $130.5 million would have been available for additional borrowing under our credit facility, all of which would rank senior to your claims as holders of the notes. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture.
SESI, L.L.C. and Superior Energy are holding companies and depend on cash flows from our subsidiaries to meet our obligations.
     SESI, L.L.C. is a holding company, and conducts substantially all of its operations through its subsidiaries. Consequently it does not have any income from operations and does not expect to generate any income from operations in the future. Further, none of SESI, L.L.C.’s subsidiaries are obligated to make funds available to it for payment of the notes. Accordingly, SESI, L.L.C.’s ability to make payments on the notes is dependent on the earnings and the distribution of funds from its subsidiaries.
     Our parent, Superior Energy, is also a holding company and conducts substantially all of its operations through SESI, L.L.C. Therefore, Superior Energy’s ability to perform on its guarantee of the notes depends on SESI, L.L.C.’s earnings and distributions.
     In addition, our subsidiaries will be permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us or SESI, L.L.C. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us or SESI, L.L.C. with sufficient dividends, distributions or loans to fund payments on the notes when due.
     Our non-guarantor subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or the guarantees or to provide us or the guarantors with funds for our payment obligations. Our cash flows and our ability to service our indebtedness, including the notes, depends in part on the earnings of our non-guarantor subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. In fiscal year 2005, the non-guarantor subsidiaries contributed approximately 10.0% of our consolidated revenue and approximately 13.0% of our consolidated earnings from continuing operations, and represented approximately 11.0% of our consolidated assets. In addition, the ability of these non-guarantor subsidiaries to make any dividend, distribution, loan or other payment to us or a guarantor could be subject to statutory or contractual restrictions. Payments to us or a guarantor by these non-guarantor subsidiaries will also be contingent on their earnings and their business considerations. Because we depend in part on the cash flows of these non-guarantor subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.
     Furthermore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, you will not have any claim as a creditor against such subsidiary. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. As of June 30, 2006, the notes were effectively junior to $17.0 million of indebtedness (excluding trade payables) of our non-guarantor subsidiaries.
Covenant restrictions under our credit facility and the indenture may limit our ability to operate our business.
     Our credit facility contains, and the indenture governing the notes will contain, among other things, covenants that restrict our and our subsidiaries’ activities. Our credit facility limits, among other things, our and the guarantors’ ability to: borrow money; pay dividends or distributions; purchase or redeem stock; make investments; engage in transactions with affiliates; engage in sale and leaseback transactions; consummate specified asset sales; effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and create liens on our assets. In addition, our credit facility contains specific limits on capital expenditures. Furthermore, our credit facility requires us to maintain specified financial ratios and satisfy financial condition tests. The indenture governing the notes will restrict our and the guarantors’ ability to create liens on assets, enter into sale and leaseback transactions and merge or consolidate with other companies. Our and our subsidiaries’ future indebtedness may contain similar or even more restrictive covenants.
     These covenants may require that we take action to reduce our indebtedness or to act in a manner contrary to our business objectives. In addition, events beyond our control, including changes in general economic and business conditions, may affect our ability to satisfy these covenants. We might not meet those covenants, and the lenders might not waive any failure to meet those covenants. A breach of any of those covenants could result in a default under such indebtedness. If an event of default under our credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. Any such declaration would also result in an event of default under the indenture governing the notes. See “Description of Notes.”
We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.
     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. Sufficient funds may not be available at the time of any change of control to make any required repurchases of notes tendered. In addition, the terms of our credit facility limit our ability to purchase your notes in those circumstances. Under our credit facility, a change of control is an event of default which would require us to repay all amounts outstanding under the credit facility. Any of our future indebtedness agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other indebtedness, even if the change in control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facility or other indebtedness that may be incurred in the future will not allow the repurchases. See “Description of Notes—Repurchase at the Option of Holders.”
The guarantees may not be enforceable because of fraudulent conveyance laws.
     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other indebtedness of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:
•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, indebtedness beyond its ability to pay such indebtedness as it matures.
     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its indebtedness, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its indebtedness as they become due.
     If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of our or any guarantor whose obligation was not set aside or found to be unenforceable.
Risks Relating to Our Business
We are subject to the cyclical nature of the oil and gas industry.
     Our business depends primarily on the level of activity by the oil and gas companies in the Gulf of Mexico and along the Gulf Coast. This level of activity has traditionally been volatile as a result of fluctuations in oil and gas prices and their uncertainty in the future. The purchases of the products and services we provide are, to a substantial extent, deferrable in the event oil and gas companies reduce capital expenditures. Therefore, the willingness of our customers to make expenditures is critical to our operations. The levels of such capital expenditures are influenced by:
•	oil and gas prices and industry perceptions of future price levels;

•	the cost of exploring for, producing and delivering oil and gas;

•	the ability of oil and gas companies to generate capital;

•	the sale and expiration dates of offshore leases;

•	the discovery rate of new oil and gas reserves; and

•	local and international political and economic conditions.
     Although activity levels in the production and development sectors of the oil and gas industry are less immediately affected by changing prices and as a result, less volatile than the exploration sector, producers generally react to declining oil and gas prices by reducing expenditures. This has in the past adversely affected and may in the future, adversely affect our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services and our financial condition, results of operations and cash flows.

Our industry is highly competitive.
     We compete in highly competitive areas of the oilfield services industry. The products and services of each of our principal industry segments are sold in highly competitive markets, and our revenues and earnings may be affected by the following factors:
•	changes in competitive prices;

•	fluctuations in the level of activity in major markets;

•	an increased number of liftboats in the Gulf of Mexico;

•	general economic conditions; and

•	governmental regulation.
     We compete with the oil and gas industry’s largest integrated and independent oilfield service providers. We believe that the principal competitive factors in the market areas that we serve are price, product and service quality, availability and technical proficiency.
     Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Further, additional liftboat capacity in the Gulf of Mexico would increase competition for that service. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Finally, competition among oilfield service and equipment providers is also affected by each provider’s reputation for safety and quality. Although we believe that our reputation for safety and quality service is good, we cannot guarantee that we will be able to maintain our competitive position.
We may not be able to acquire oil and gas properties to increase our asset utilization.
     Our strategy to increase our asset utilization by performing work on our own properties depends on our ability to find, acquire, manage and decommission mature Gulf of Mexico oil and gas properties. Factors that may hinder our ability to acquire these properties include competition, prevailing oil and natural gas prices and the number of properties for sale. Another factor that could hinder our ability to acquire oil and gas properties is our ability to assume additional decommissioning liabilities without posting bonds or providing other financial security to the U.S. Department of Interior, Minerals Management Service, or MMS, or the sellers of these properties, the cost of which may render our proposal unattractive to us or the sellers. In certain instances, the sellers of these properties may have continuing obligations to us that are unsecured, and although we believe these arrangements represent minimal credit risk, we cannot guarantee that any seller will not become a credit risk in the future. If we are unable to find and acquire properties meeting our criteria on acceptable terms to us, we will not be able to increase the utilization of our assets and services by performing work on our own properties during seasonal downtime and when we have available equipment not being utilized by our traditional customer base. We cannot guarantee that we will be able to locate and acquire such properties.
Estimates of our oil and gas reserves and potential liabilities relating to our oil and gas properties may be incorrect.
     We acquire mature oil and gas properties in the Gulf of Mexico on an “as is” basis and assume all plugging, abandonment, restoration and environmental liability with limited remedies for breaches of representations and warranties. In addition, we acquire these properties without obtaining bonds, other than as required by MMS, to secure the plugging and abandonment obligations. Acquisitions of these properties require an assessment of a number of factors beyond our control, including estimates of recoverable reserves, future oil and gas prices, operating costs and potential environmental and plugging and abandonment liabilities. These assessments are complex and inherently imprecise and, with respect to estimates of oil and gas reserves, require significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. In addition, since these properties are typically older and near the end of their economic lives, our facilities and operations may be more susceptible to hurricane damage, equipment failure or mechanical problems. In connection with these assessments, we perform due diligence reviews that we believe are generally consistent with industry practices. However, our reviews may not reveal all existing or potential problems. In addition, our reviews may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We may not always discover structural, subsurface, environmental or other problems that may exist or arise.

     Actual future production, cash flows, development expenditures, operating and abandonment expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated by us and any significant variance in these assumptions could materially affect the estimated quantity and value of our proved reserves. Therefore, the risk is that we may overestimate the value of economically recoverable reserves and/or underestimate the cost of plugging wells and abandoning production facilities. If costs of abandonment are materially greater or actual reserves are materially lower than our estimates, they could have an adverse effect on earnings.
We are susceptible to adverse weather conditions in the Gulf of Mexico.
     Certain areas in and near the Gulf of Mexico experience hurricanes and other extreme weather conditions on a relatively frequent basis. Substantially all of our facilities and assets offshore and along the Gulf of Mexico, including the structures and pipelines on our offshore oil and gas properties, are susceptible to damage and/or total loss by these storms. Damage caused by high winds and turbulent seas could potentially cause us to curtail both service and production operations for significant periods of time until damage can be assessed and repaired. Moreover, even if we do not experience direct damage from any of these storms, we may experience disruptions in our operations because customers may curtail their development activities due to damage to their platforms, pipelines and other related facilities.
     Due to the losses as a consequence of the hurricanes that occurred in the Gulf of Mexico in 2005 and 2004, we may not be able to obtain future insurance coverage comparable with that of prior years, thus putting us at a greater risk of loss due to severe weather conditions. We are also likely to experience increased cost for available insurance coverage which will likely impose higher deductibles and limit maximum aggregate recoveries for certain perils such as hurricane related windstorm damage or loss. Any significant uninsured losses could have a material adverse effect on our financial position, results of operations and cash flows.
We depend on key personnel.
     Our success depends to a great degree on the abilities of our key management personnel, particularly our chief executive and operating officers and other high-ranking executives. The loss of the services of one or more of these key employees could adversely affect us.
We might be unable to employ a sufficient number of skilled workers.
     The delivery of our products and services require personnel with specialized skills and experience. As a result, our ability to remain productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers in the Gulf Coast region is high, and the supply is limited. In addition, although our employees are not covered by a collective bargaining agreement, the marine services industry has been targeted by maritime labor unions in an effort to organize Gulf of Mexico employees. A significant increase in the wages paid by competing employers or the unionization of our Gulf of Mexico employees could result in a reduction of our skilled labor force, increases in the wage rates that we must pay or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.
We depend on significant customers.
     We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. In 2005, Shell accounted for approximately ten percent of our total revenue. We did not have a single customer account for more than ten percent of our total revenue in 2004, and in 2003, sales to a single customer accounted for approximately 11% of our total revenue. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers could have a material adverse effect on our business and operations.
The dangers inherent in our operations and the limits on insurance coverage could expose us to potentially significant liability costs and materially interfere with the performance of our operations.
     Our operations are subject to numerous operating risks inherent in the oil and gas industry that could result in substantial losses. These risks include:

•	fires;

•	explosions, blowouts, and cratering;

•	well blowouts;

•	hurricanes and other extreme weather conditions;

•	mechanical problems, including pipe failure;

•	abnormally pressured formations; and

•	environmental accidents, including oil spills, gas leaks or ruptures, uncontrollable flows of oil, gas, brine or well fluids, or other discharges of toxic gases or other pollutants.
     Our liftboats are also subject to operating risks such as catastrophic marine disaster, adverse weather conditions, collisions and navigation errors.
     The occurrence of these risks could result in substantial losses due to personal injury, loss of life, damage to or destruction of wells, production facilities or other property or equipment, or damages to the environment. In addition, certain of our employees who perform services on offshore platforms and marine vessels are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws make the liability limits established by federal and state workers’ compensation laws inapplicable to these employees and instead permit them or their representatives to pursue actions against us for damages for job-related injuries. In such actions, there is generally no limitation on our potential liability.
     Any litigation arising from a catastrophic occurrence involving our services, equipment or oil and gas production operations could result in large claims for damages. The frequency and severity of such incidents affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect to such incidents, could affect our ability to obtain projects from oil and gas companies or insurance. We maintain several types of insurance to cover liabilities arising from our services, including onshore and offshore non-marine operations, as well as marine vessel operations. These policies include primary and excess umbrella liability policies with limits of $50 million per occurrence, including sudden and accidental pollution incidents. We also maintain property insurance on our physical assets, including marine vessels, and operating equipment. Successful claims for which we are not fully insured may adversely affect our working capital and profitability.
     For our oil and gas operations, we maintain control of well, operators extra expense and pollution liability coverage, to include our liabilities under the federal Oil Pollution Act of 1990, or OPA. Limits maintained for these operations are $50 million per occurrence for well control incidents unrelated to windstorm, and $75 million in the aggregate for windstorm related events. The liability limit is $50 million per occurrence for non-well control events. We also maintain property insurance on our physical assets, including offshore production facilities, pipelines and operating equipment. As a result of the losses caused by recent hurricanes in the Gulf of Mexico, we experienced very substantial increases in our costs of insurance, as well as increased deductibles and self-insured retentions. Any significant uninsured losses could have a material adverse effect on our financial position, results of operations and cash flows.
     The cost of many of the types of insurance coverage maintained by us has increased significantly during recent years and resulted in the retention of additional risk by us, primarily through higher insurance deductibles. Very few insurance underwriters offer certain types of insurance coverage maintained by us, and there can be no assurance that any particular type of insurance coverage will continue to be available in the future, that we will not accept retention of additional risk through higher insurance deductibles or otherwise, or that we will be able to purchase our desired level of insurance coverage at commercially feasible rates. Further, due to the losses as a result of hurricanes that occurred in the Gulf of Mexico in 2005 and 2004, we were not able to obtain insurance coverage comparable with that of prior years, thus putting us at a greater risk of loss due to severe weather conditions. In addition, we are experiencing increased costs for available insurance coverage which also impose higher deductibles and limit maximum aggregate recoveries for certain perils such as hurricane related windstorm damage or loss. As a result, we have been forced to modify our risk management program in response to changes in the insurance market, including increased risk retention.

Any significant uninsured losses could have a material adverse effect on our financial position, results of operations and cash flows.
     The occurrence of any of these risks could also subject us to clean-up obligations, regulatory investigation, penalties or suspension of operations. Further, our operations may be materially curtailed, delayed or canceled as a result of numerous factors, including:
•	the presence of unanticipated pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	compliance with governmental requirements; and

•	shortages or delays in obtaining drilling rigs or in the delivery of equipment and services.
Oil and gas prices are volatile, and low prices could have a material adverse impact on our business.
     Our revenues, profitability and future growth and the carrying value of our oil and gas properties depend substantially on the prices we realize for our production. Our realized prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital.
     Historically, the markets for oil and gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:
•	worldwide or regional demand for energy, which is affected by economic conditions;

•	the domestic and foreign supply of oil and gas;

•	weather conditions;

•	domestic and foreign governmental regulations;

•	political conditions in oil and gas producing regions;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

•	the price and availability of alternative fuel sources.
     It is impossible to predict oil and gas price movements with certainty. Lower oil and gas prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil or gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures. Further, oil prices and gas prices do not necessarily move together.
Our oil and gas revenues are subject to commodity price risk.
     We are subject to market risk exposure in the pricing applicable to our oil and gas production. Considering the historical and continued volatility and uncertainty of prices received for oil and gas production, we have and may continue to enter into hedging arrangements to reduce our exposure to decreases in the prices of natural gas and oil.
     Hedging arrangements expose us to risk of significant financial loss in some circumstances, including circumstances where:

•	there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received;

•	our production and/or sales of natural gas are less than expected;

•	payments owed under derivative hedging contracts typically come due prior to receipt of the hedged month’s production revenue; and

•	the other party to the hedging contract defaults on its contract obligations.
     We cannot assure you that the hedging transactions we enter into will adequately protect us from declines in the prices of natural gas and oil. In addition, our hedging arrangements will limit the benefit we would receive from increases in the prices for natural gas and oil.
Factors beyond our control affect our ability to market oil and gas.
     The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to market oil and gas also depends on other factors beyond our control, including:
•	the level of domestic production and imports of oil and gas;

•	the proximity of gas production to gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and natural gas by utilities and other end users;

•	the availability of alternate fuel sources;

•	state and federal regulation of oil and gas marketing; and

•	federal regulation of gas sold or transported in interstate commerce.
     If these factors were to change dramatically, our ability to market oil and gas could be adversely affected.
We are vulnerable to the potential difficulties associated with rapid expansion.
     We have grown rapidly over the last several years through internal growth and acquisitions of other companies. We believe that our future success depends on our ability to manage the rapid growth that we have experienced and the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:
•	lack of sufficient executive-level personnel;

•	increased administrative burden; and

•	increased logistical problems common to large, expansive operations.
     If we do not manage these potential difficulties successfully, our operating results could be adversely affected.

Our inability to control the inherent risks of acquiring businesses could adversely affect our operations.
     Acquisitions have been and we believe will continue to be a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions. Such additional indebtedness service requirements may impose a significant burden on our results of operations and financial condition. We cannot assure you that we will be able to successfully consolidate the operations and assets of any acquired business with our own business. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. In addition, our management may not be able to effectively manage our increased size or operate a new line of business.
The nature of our industry subjects us to compliance with regulatory and environmental laws.
     Our business is subject to a wide range of local, state and federal statutes, rules, orders and regulations relating to the oil and gas industry in general, and more specifically with respect to the environment, health and safety, waste management and the manufacture, storage, handling and transportation of hazardous wastes. The failure to comply with these rules and regulations can result in the revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. Further, laws and regulations in this area are complex and change frequently. Changes in laws or regulations, or their enforcement, could subject us to materials costs.
     Our oil and gas operations are conducted on federal leases that are administered by MMS and are required to comply with the regulations and orders promulgated by MMS under the Outer Continental Shelf Lands Act. MMS regulations also establish construction requirements for production facilities located on federal offshore leases and govern the plugging and abandonment of wells and the removal of production facilities from these leases. Under limited circumstances, MMS could require us to suspend or terminate our operations on a federal lease. MMS also establishes the basis for royalty payments due under federal oil and natural gas leases through regulations issued under applicable statutory authority.
     Our oil and gas operations are also subject to certain requirements under OPA. Under OPA and its implementing regulations, “responsible parties,” including owners and operators of certain vessels and offshore facilities, are strictly liable for damages resulting from spills of oil and other related substances in United States waters, subject to certain limitations. OPA also requires a responsible party to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill. Further, OPA imposes other requirements, such as the preparation of oil spill response plans. In the event of a substantial oil spill originating from one of our facilities, we could be required to expend potentially significant amounts of capital which could have a material adverse effect on our future operations and financial results.
     We have compliance costs and potential environmental liabilities with respect to our offshore and onshore operations, including our environmental cleaning services. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. These environmental statutes may impose liability without regard to negligence or fault. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. We believe that our present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations. We also believe that compliance with such laws has not had a material adverse effect on our operations. However, we are unable to predict whether environmental laws and regulations will have a material adverse affect on our future operations and financial results.
     Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and plugging and abandonment and reports concerning operations. Federal and state laws that also require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is permanently abandoned significantly affect the demand for our plug and abandonment services. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for our services and products. In addition, demand for our services is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas in our areas of operations for economic, environmental or other policy reasons could also adversely affect our operations by limiting demand for our services.
     The regulatory burden on our business increases our costs and, consequently, affects our profitability. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted.

     We are also unable to predict the effect that any such events may have on us, our business, or our financial condition.
A terrorist attack or armed conflict could harm our business.
     Terrorist activities, anti-terrorist efforts and other armed conflict involving the United States may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for our services and causing a reduction in our revenues. Oil and gas related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.
We will be subject to additional political, economic, and other uncertainties as we expand our international operations.
     A key element of our business strategy is to continue our international expansion into international oil and gas producing areas such as Mexico, Trinidad, Venezuela, West Africa, the Middle East, the Far East, Australia, Eastern Canada and the North Sea. Our international operations are subject to a number of risks inherent in any business operating in foreign countries, including, but not limited to:
•	political, social and economic instability;

•	potential seizure or nationalization of assets;

•	increased operating costs;

•	modification or renegotiating of contracts;

•	import-export quotas;

•	currency fluctuations; and

•	other forms of government regulation which are beyond our control.
     Our operations have not yet been affected to any significant extent by such conditions or events, but as our international operations expand, the exposure to these risks will increase. We could, at any one time, have a significant amount of our revenues generated by operating activity in a particular country. Therefore, our results of operations could be susceptible to adverse events beyond our control that could occur in the particular country in which we are conducting such operations. We anticipate that our contracts to provide services internationally will generally provide for payment in U.S. dollars and that we will not make significant investments in foreign facilities. To the extent we make investments in foreign facilities or receive revenues in currencies other than U.S. dollars, the value of our assets and our income could be adversely affected by fluctuations in the value of local currencies.
     Additionally, our competitiveness in international market areas may be adversely affected by regulations, including, but not limited to, regulations requiring:
•	the awarding of contracts to local contractors;

•	the employment of local citizens; and

•	the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.
     We cannot predict what types of the above events may occur.

USE OF PROCEEDS
     This exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into with the initial purchasers in connection with the private offering of the outstanding notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding notes in like principal amount. We will cancel outstanding notes surrendered in exchange for exchange notes in the exchange offer. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.
     The net proceeds from the sale of the outstanding notes was approximately $289.5 million, after deducting estimated fees and expenses. We used approximately $209.1 million of those proceeds to purchase and redeem all of our outstanding 8 7/8% Senior Notes due 2011. We also used approximately $57.7 million of the proceeds to fund our investment in Coldren Resources LP. The remaining proceeds are intended to be used for general corporate purposes.

CAPITALIZATION
     The following table sets forth our unaudited cash and cash equivalent investments and consolidated capitalization as of June 30, 2006:
•	on an actual basis; and

•	as adjusted to give effect to the consummation of our investment in Coldren Resources LP made subsequent to the June 30, 2006 quarter end as described under “Use of Proceeds.”
     This table should be read in conjunction with “Selected Historical Consolidated Financial Data” included in this prospectus and our consolidated financial statements and related notes incorporated by reference.

	As of June 30,
	2006
	(Unaudited, in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$115,846	$88,394
Long-term indebtedness, including current maturities:
Credit facility	—	—
6.45% MARAD due 2027	17,001	17,001
6 7/8% Senior Notes due 2014	300,000	300,000

Total long-term indebtedness	317,001	317,001

Stockholders’ Equity:
Preferred Stock, $.01 par value; authorized, 5,000,000 shares none issued and outstanding	—	—
Common Stock, $.001 par value; authorized, 125,000,000 shares; 79,815,021 issued and outstanding(1)	80	80
Additional paid-in capital	433,415	433,415
Accumulated other comprehensive loss, net	1,104	1,104
Retained earnings	171,599	171,599

Total stockholders’ equity	606,198	606,198

Total capitalization	$923,199	$923,199

(1)	This amount does not include 3,882,665 shares subject to options outstanding that have been granted pursuant to our stock incentive plans. As of June 30, 2006, there were 79,815,021 shares issued and outstanding, not including 3,882,665 shares subject to options outstanding that have been granted pursuant to our stock incentive plans.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
     The following table sets forth our selected historical consolidated financial data as of and for the five fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005, and as of and for the six months ended June 30, 2005 and 2006. The summary historical consolidated financial data as of and for each of the years ended December 31, 2003, 2004 and 2005 were derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial data as of and for each of the years ended December 31, 2001 and 2002 were derived from our audited consolidated financial statements, which are not included in this prospectus. The summary historical consolidated financial data for the six-months ended June 30, 2005 and 2006 were derived from our unaudited condensed consolidated financial statements included in our Form 10-Q for the quarter ended June 30, 2006, incorporated by reference in this prospectus. You should read this information in conjunction with the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Current Report on Form 8-K filed with the Commission on May 11, 2006 and in our Form 10-Q for the quarter ended June 30, 2006, all of which are incorporated by reference in this prospectus and our consolidated financial statements.

						Six Months
	Fiscal Year Ended December 31,					Ended June 30,
	2001	2002	2003	2004	2005	2005	2006
						(Unaudited)
	(In thousands, except per share data)
Statement of Operations Data:
Revenues	$449,042	$443,147	$500,625	$564,339	$735,334	$363,247	$484,228
Costs and expenses:
Cost of services	237,355	258,334	289,607	310,108	376,004	177,070	227,448
Depreciation, depletion, amortization and accretion	33,446	41,595	48,853	67,337	89,288	45,977	48,642
General and administrative	73,288	86,197	94,822	110,605	140,989	65,550	77,739
Reduction in value of assets	—	—	—	—	6,994	—	—
Gain on sale of liftboats	—	—	—	—	3,544	3,269	—

Total costs and expenses	344,089	386,126	433,282	488,050	609,731	285,328	353,829

Income from operations	104,953	57,021	67,343	76,289	125,603	77,919	130,399
Other income (expense):
Interest expense, net of amounts capitalized	(20,087)	(21,884)	(22,477)	(22,476)	(21,862)	(11,093)	(10,400)
Interest income	1,892	530	209	1,766	2,201	731	2,222
Loss on extinguishment of debt	—	—	—	—	—	—	(12,596)
Other income	—	—	2,762	—	—	—	—
Earnings in equity-method investments, net	—	(80)	985	1,329	1,339	778	1,148
Reduction in value of investment in affiliate	—	—	—	—	(1,250)	(1,250)	—

Income before income taxes	86,758	35,587	48,822	56,908	106,031	67,085	110,773
Income taxes	35,571	13,701	18,308	21,056	38,172	24,822	39,878

Income before cumulative effect of change in accounting principle, net	$51,187	$21,886	$30,514	$35,852	$67,859	$42,263	$70,895
Cumulative effect of change in accounting principle, net of taxes	2,589	—	—	—	—	—	—

Net Income	$53,776	$21,886	$30,514	$35,852	$67,859	$42,263	$70,895

Basic earnings per share	$0.78	$0.30	$0.41	$0.48	$0.87	$0.55	$0.89
Diluted earnings per share	$0.77	$0.30	$0.41	$0.47	$0.85	$0.53	$0.87

						Six Months
	Fiscal Year Ended December 31,					Ended June 30,
	2001	2002	2003	2004	2005	2005	2006
						(Unaudited)
	(In thousands)
Weighted average common shares used in computing earnings per share:
Basic	68,545	72,912	73,970	74,896	78,321	77,544	79,719
Incremental common shares from stock options	1,047	960	678	1,004	1,414	1,513	1,458
Diluted	69,592	73,872	74,648	75,900	79,735	79,057	81,177

											Six Months Ended
	Fiscal Year Ended December 31,										June 30,
	2001		2002		2003		2004		2005		2005		2006
											(Unaudited)
	(In thousands, except ratio and percentage data)
Statement of Cash Flow Data:
Cash flows from operating activities	89,349		87,283		$100,240		$91,331		$158,379		$79,658		$122,685
Cash flows from investing activities	(191,296)		(112,105)		(56,160)		(109,162)		(96,935)		(47,280)		(153,011)
Cash flows from financing activities	101,462		24,533		(27,766)		13,325		(21,588)		522		91,252
Capital investments:
Acquisitions, net of cash acquired	(104,999)		(7,653)		$(14,298)		$(35,037)		$(2,749)		$(5,273)		$(56,453)
Cash contributed to equity-method investment	—		—		—		—		—		—		(30,441)
Payments for capital expenditures	(83,863)		(104,452)		(50,175)		(74,125)		(125,166)		(60,112)		(82,048)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$3,769		$3,480		$19,794		$15,281		$54,457		$47,877		$115,846
Property, plant and equipment — net	345,878		418,047		427,360		515,151		534,962		510,756		608,548
Total assets	665,520		727,620		832,863		1,003,913		1,097,250		1,047,212		1,316,483
Long-term indebtedness, including current maturities	286,360		270,064		269,726		256,716		217,406		250,811		312,504
Total stockholder’s equity	269,576		335,342		368,129		433,879		524,374		476,514		606,198
Other Financial Data:
EBITDA(1)	$138,399		$98,536		$117,181		$144,955		$219,680		$121,405		$180,189
EBITDA/Fixed charges	2.74	x	4.75	x	3.68	x	3.38	x	2.84	x	2.54	x	2.92	x
EBITDA/Interest expense	6.89	x	4.50	x	5.21	x	6.45	x	10.05	x	12.71	x	13.84	x
Total debt/EBITDA	2.07	x	2.74	x	2.30	x	1.77	x	0.99	x		*		*
Total debt/Book capitalization	52%		45%		42%		37%		29%		34%		34%

*	Not meaningful data for periods less than a year.

(1)	Earnings before interest, taxes depreciation and amortization (EBITDA) is a non-GAAP financial measurement. We use EBITDA because we believe that such a measurement is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by some investors and others to make informed investment decisions. In addition, EBITDA is used in the financial ratios included in our credit facility and 6 7/8 Senior Notes indenture. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company. The following table provides a reconciliation of net income (loss) (a GAAP financial measure) and EBITDA (a non-GAAP financial measure):

							Six Months Ended
	Year Ended December 31,						June 30,
	2001	2002	2003	2004	2005		2005		2006
							(Unaudited)
	(In thousands)
Net income	$53,776	$21,886	$30,514	$35,852	$67,859		$42,263		$70,895
Add:
Interest, net	18,195	21,354	22,268	20,710	19,661		10,362		8,178
Income taxes	35,571	13,701	18,308	21,056	38,172		24,822		39,878
Depreciation and amortization	33,446	41,595	48,853	67,337	89,288		45,977		48,642
Less:
Other income (loss)	—	—	2,762	—	(4,700	)(a)	2,019	(a)	—
Loss on extinguishment of debt	—	—	—	—	—		—		(12,596)
Cumulative effect of change in accounting principle, net	2,589	—	—	—	—		—		—

EBITDA	$138,399	$98,536	$117,181	$144,955	$219,680		$121,405		$180,189

(a)	Includes Other income (expense), less reduction in value of assets and investments in affiliates, plus gains on sales of assets.

EXCHANGE OFFER
Purpose of the Exchange Offer
     We sold the outstanding notes on May 22, 2006 to Bear, Stearns & Co., Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International. We collectively refer to those parties in this prospectus as the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.
     Simultaneously with the sale of the outstanding notes, we entered into a Registration Rights Agreement with the initial purchasers. The Registration Rights Agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the outstanding notes:
•	Within 90 days after May 22, 2006, the date of the Registration Rights Agreement, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions.

•	We will use our commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date of the Registration Rights Agreement.

•	We will keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days.
     We will be required to file a shelf registration statement covering resales of the outstanding notes if:
•	because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer; or

•	any holder of outstanding notes notifies us in writing within 20 business days after the consummation of the exchange offer that it (i) is prohibited by law or SEC policy from participating in the exchange offer, (ii) may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in this registration statement is not appropriate or available for such resales or (iii) is a broker-dealer and holds outstanding notes acquired directly from us or one of our affiliates.
     Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer, but who did not tender their outstanding notes, will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.
Terms of the Exchange Offer
     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.
     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:
•	the exchange notes bear a different CUSIP Number from the outstanding notes;

•	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

•	the holders of the exchange notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for additional interest in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.
     The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.
     As of the date of this prospectus, $300,000,000 aggregate principal amount of the outstanding notes are outstanding. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.
     We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to The Bank of New York Trust Company, N.A. (the “exchange agent”). The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.
     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after 5:00 p.m., New York City time, on the expiration date of the exchange offer.
     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses and “—Transfer Taxes” below.
Expiration Date; Extensions; Amendments
     The term “expiration date” means 5:00 p.m., New York City time, on      , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release. During any extension of the exchange offer, all outstanding notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.
     We reserve the right, in our sole discretion, (i) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, or (ii) to amend the terms of the exchange offer in any manner. If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.
Interest on the Exchange Notes
     The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on December 1, 2006. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes. Interest on the exchange notes is payable semi-annually in cash in arrears on each June 1 and December 1 of each year commencing on December 1, 2006.
Procedures for Tendering Outstanding Notes
     Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under "—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
     The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.
     To participate in the exchange offer, each holder will be required to furnish to us a written representation to the effect that:
•	it is not an affiliate of ours;

•	it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer; and

•	it is acquiring the exchange notes in its ordinary course of business.
     The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.
     The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.
     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.
     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.
     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.
     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.
     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-

entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.
     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.
Guaranteed Delivery Procedures
     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to 5:00 p.m., New York City time, on the expiration date, may effect a tender if:
•	the tender is made through a member firm of the Medallion System;

•	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

•	the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.
     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.
Withdrawal Rights
     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to the expiration date.
     To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

•	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.
     All questions as to the validity, form and eligibility, including time of receipt, of the notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering Outstanding Notes” at any time prior to 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:
•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

•	any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

•	any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.
     If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal Rights” above) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.
Exchange Agent
     We have appointed The Bank of New York Trust Company, N.A. as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

     By overnight courier, registered/certified mail and by hand:
The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street — 7 East
New York, NY 10286
Attention: Mr. William Buckley
Facsimile transmission:
Telecopier No.: (212) 298-1915
Attention: Mr. William Buckley
     Fax cover sheets should include a call back telephone number and request a call back, upon receipt.
     Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.
Fees and Expenses
     The principal solicitation is being made by mail by the exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the exchange notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.
     Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.
Accounting Treatment
     We will record the exchange notes at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the exchange notes.
Transfer Taxes
     You will not be obligated to pay any transfer taxes in connection with the tender of outstanding notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.
Consequences of Failure to Exchange
     The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:
•	to us upon redemption thereof or otherwise;

•	so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

•	outside the United States to a non-U.S. person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

•	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.
Resale of the Exchange Notes
     With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

DESCRIPTION OF NOTES
     The outstanding notes were issued by the Company under an indenture among itself, Superior Energy, the Guarantors and the Bank of New York Trust Company, N.A. as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
     Any outstanding notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in the exchange offer will be treated as a single class of securities under the indenture.
     The following description is a summary of the material provisions of the indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the notes.
     You can find the definitions of certain terms used in this description below under the caption "— Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the indenture. In this description, the words “Issuer,” “we,” “us,” or “our” refer only to SESI, L.L.C. and not to any of its Subsidiaries, and “Superior Energy” refers only to Superior Energy Services, Inc. and not any of its Subsidiaries.
Brief Description of the Notes and the Guarantees
     The Notes
     The notes:
•	are general unsecured senior obligations of Issuer;

•	are pari passu in right of payment with all existing and future unsecured senior indebtedness of Issuer;

•	are senior in right of payment to any future Subordinated Obligations of Issuer; and

•	are unconditionally guaranteed by Superior Energy and the Subsidiary Guarantors.
     However, the notes are effectively subordinated to all borrowings under the Credit Agreement, which is secured by substantially all of the assets of Issuer, Superior Energy and the Subsidiary Guarantors. See “Risk Factors—The notes and guarantees are unsecured, and the notes are effectively subordinated to our secured indebtedness and the guarantees are effectively subordinated to the guarantors’ secured indebtedness.”
     The Guarantees
     The notes are guaranteed by Superior Energy and each of Issuer’s and Superior Energy’s existing and, under certain circumstances described under the caption “—Certain Covenants—Future Guarantors,” future Subsidiaries, in each case, other than Superior Energy Liftboats, L.L.C., Subsidiaries that constitute Exempt Foreign Subsidiaries (except in the circumstances described under the caption “—Certain Covenants—Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries”) and Subsidiaries that are designated as Unrestricted Subsidiaries under certain circumstances described under the caption “—Certain Definitions—Unrestricted Subsidiary.”
     Each guarantee of the notes:
•	are a general unsecured senior obligation of the Guarantor;

•	are pari passu in right of payment with all existing and future unsecured senior indebtedness of that Guarantor; and

•	are senior in right of payment to any future Subordinated Obligations of that Guarantor.

     Not all of the existing Subsidiaries of Issuer and Superior Energy guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated approximately 10.0% of Superior Energy’s consolidated revenues in the six-month period ended June 30, 2006 and held approximately 10.0% of Superior Energy’s consolidated assets as of June 30, 2006.
     As of the date of the indenture, all of Issuer’s and Superior Energy’s Subsidiaries, other than Superior Energy Liftboats, L.L.C., will be “Restricted Subsidiaries.” However, under the circumstances described below in the definition of “Unrestricted Subsidiaries,” Superior Energy and Issuer will be permitted to designate certain of their Subsidiaries as “Unrestricted Subsidiaries.” Superior Energy and Issuer’s Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Superior Energy and Issuer’s Unrestricted Subsidiaries are not guaranteeing the notes.
Principal, Maturity and Interest
     Issuer will issue $300.0 million in aggregate principal amount of notes in this offering. Issuer may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Limitation of Indebtedness.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000. The notes will mature on June 1, 2014.
     Interest on the notes accrues at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2006. Interest on overdue principal, interest and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. Issuer will make each interest payment to the holders of record on the immediately preceding May 15 and November 15.
     Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
     If a holder of notes has given wire transfer instructions to Issuer, Issuer will pay all principal, interest and premium and Additional Interest, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Issuer elects to make interest payments by check mailed to the Holders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
     The trustee will initially act as paying agent and registrar. Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and Issuer or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
     A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Issuer will not be required to transfer or exchange any note selected for redemption. Also, Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.
Guarantees
     The notes are guaranteed by Superior Energy and each of Issuer’s and Superior Energy’s existing and, under certain circumstances described under the caption “—Certain Covenants—Future Guarantors,” future Subsidiaries, in each case, other than Superior Energy Liftboats, L.L.C., Subsidiaries that constitute Exempt Foreign Subsidiaries (except in the circumstances described under the caption “—Certain Covenants—Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries”) and Subsidiaries that are designated as Unrestricted Subsidiaries under certain circumstances described under the caption “—Certain

Definitions—Unrestricted Subsidiary.” These Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—The guarantees may not be enforceable because of fraudulent conveyance laws.”
     A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than Issuer or another Guarantor, unless:
(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:
(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the indenture, its Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.
     The Guarantee of a Subsidiary Guarantor will be released:
(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Superior Energy, Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the covenant described below under the caption “—Repurchase at Option of Holders—Limitation on Sales of Assets and Subsidiary Stock”;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) Superior Energy, Issuer or a Restricted Subsidiary of Issuer, if the sale or other disposition does not violate the covenant described below under the caption “—Repurchase at Option of Holders—Limitation on Sales of Assets and Subsidiary Stock”;

(3)	if Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”
     See “Repurchase at Option of Holders—Limitation on Sales of Assets and Subsidiary Stock.”
Optional Redemption
     At any time prior to June 1, 2009, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.875% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the Net Cash Proceeds of one or more Public Equity Offerings; provided that:
(1)	at least 65% of the aggregate principal amount of notes (which includes issued additional notes, if any) issued under the indenture (excluding notes held by Superior Energy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.
     Except pursuant to the preceding paragraph, the notes will not be redeemable at Issuer’s option prior to June 1, 2010.

     On or after June 1, 2010, Issuer may redeem all or a part of the notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage
2010	103.438%
2011	101.719%
2012 and thereafter	100.000%
     At any time prior to June 1, 2010, Issuer may also redeem all or a part of the notes, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
     Unless Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
     Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, Issuer may be required to offer to purchase the notes as described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Limitation on Sales of Assets and Subsidiary Stock.” Issuer may at any time and from time to time purchase notes in the open market or otherwise.
Selection and Notice of Redemption
     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.
     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.
     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
Repurchase at the Option of Holders
     Change of Control
     Upon the occurrence of any of the following events (each a “Change of Control"), each Holder shall have the right to require that Issuer repurchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):
(1)	any “person” (as such term is used in Section 13(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Superior Energy or Issuer;

(2)	individuals who on the Issue Date constituted the Board of Directors of Superior Energy together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Superior Energy, as the case may be, was approved by a vote of majority of the directors of Superior Energy then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of either Issuer or Superior Energy; or

(4)	the merger or consolidation of Issuer or Superior Energy, as the case may be, with or into another Person or the merger of another Person with or into Issuer or Superior Energy, as the case may be, or the sale of all or substantially all the assets of Issuer or Superior Energy, as the case may be (in each case, determined on a consolidated basis) to another Person (other than a Wholly Owned Subsidiary in the case of a merger or consolidation involving Issuer), other than a transaction following which, in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of Issuer or Superior Energy, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction.
     Within 30 days following any Change of Control, Issuer will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
(1)	that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.
     Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
     Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.
     The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Superior Energy and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Superior Energy and the initial purchasers. Neither Superior Energy nor Issuer has any present intention to engage in a transaction involving a Change of Control, although it is possible that they could decide to do so in the future. Subject to the limitations discussed below, Superior Energy or Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain

Covenants—Limitation on Indebtedness,” “—Limitation on Liens” and “—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.
     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Issuer or Superior Energy and their respective Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Issuer or Superior Energy and their respective Subsidiaries taken as a whole to another Person or group may be uncertain.
     The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.
     Limitation on Sales of Assets and Subsidiary Stock
     Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
(1)	Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) as determined in good faith by the Board of Directors of Superior Energy, an officer of Superior Energy or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision, of the shares and assets subject to such Asset Disposition;

(2)	in the case of an Asset Disposition for consideration exceeding $20.0 million, the fair market value is determined, in good faith, by the Board of Directors of Superior Energy, and evidenced by a resolution of the Board of Directors of Superior Energy set forth in an Officer’s Certificate delivered to the Trustee;

(3)	at least 75% of the consideration thereof received by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments; and

(4)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, within 365 days after its receipt, at its option:
(a)	to repay Indebtedness and other Obligations under a Credit Facility;

(b)	to acquire Additional Assets or to make capital expenditures in a Related Business; and

(c)	to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the notes (and to holders of other Indebtedness of Issuer that is pari passu with the notes) to purchase notes (and such other Indebtedness of Issuer) pursuant to and subject to the conditions contained in the indenture;
provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this covenant, Superior Energy, Issuer and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceeds $20.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce loans outstanding under any revolving credit facility existing under a Credit Facility.
     For the purposes of this covenant, the following are deemed to be cash or Temporary Cash Investments: (i) the assumption of Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary (other than any of their Subordinated Obligations) and the release of Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, from all liability on such Indebtedness in connection with such Asset Disposition and (ii) any securities received by Issuer or any Restricted Subsidiary from the transferee that are promptly converted by Issuer or such Restricted Subsidiary into cash on the maturity date thereof but in no event later than 180 days after the receipt thereof (to the extent of cash received).
     The requirement of clause (a)(4) above shall be deemed to be satisfied if an agreement (including a lease) committing to make the acquisitions or expenditures referred to therein is entered into by Superior Energy, Issuer or a Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.
     In the event of an Asset Disposition that requires the purchase of the notes (and other pari passu Indebtedness of Issuer) pursuant to clause (a)(4)(C) above, Issuer will purchase notes tendered pursuant to an offer by Issuer for the notes (and such other pari passu Indebtedness of Issuer) at a purchase price of 100% of their principal amount (or, in the event such other pari passu Indebtedness of Issuer was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest and Additional Interest (or, in respect of such other pari passu Indebtedness of Issuer, such lesser price, if any, as may be provided for by the terms of such Indebtedness of Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, Issuer will select the securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof.
     Each of Superior Energy and Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, each of Superior Energy and Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.
     The agreements governing Issuer’s other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. In particular, the acquisition by any person, or two or more persons acting in concert of beneficial ownership (within the meaning of Rules 13d-3 under the Exchange Act) of 35% or more of the outstanding shares of voting stock of Superior Energy, would constitute a default under the Credit Agreement. In addition, the exercise by the holders of notes of their right to require Issuer to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Issuer. In the event a Change of Control or Asset Sale occurs at a time when Issuer is prohibited from purchasing notes, Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Issuer does not obtain a consent or repay those borrowings, Issuer will remain prohibited from purchasing notes. In that case, Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, Issuer’s ability to pay cash to the holders of notes upon a repurchase may be limited by Issuer’s then existing financial resources. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”
Certain Covenants
     Changes in Covenants when notes Rated Investment Grade
     If on any date following the date of the indenture:
(1)	the notes are rated Baa3 or better by Moody’s and BBB— or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Issuer as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing;
then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1)	“—Repurchase at Option of Holders—Limitation on Sale of Assets and Subsidiary Stock;”

(2)	“—Certain Covenants—Limitation on Restricted Payments;”

(3)	“—Certain Covenants—Limitation on Indebtedness;”

(4)	“—Certain Covenants—Limitation on Restrictions on Dividends From Subsidiaries;”

(5)	“—Certain Covenants—Transactions with Affiliates;”

(6)	“—Certain Covenants—Merger and Consolidation” (to the extent set forth in that covenant); and

(7)	“—Certain Covenants—Limitation on Sale/Leaseback Transactions” (to the extent set forth in that covenant) (the “Suspended Covenants”).
     Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB—, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Limitation on Restricted Payments” covenant will be made as if the “Limitation on Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.
     The indenture contains covenants including, among others, the following:
Limitation on Indebtedness
(1)	Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Superior Energy, Issuer and any Subsidiary Guarantor may Incur Indebtedness if, the Consolidated Coverage Ratio for the period of the most recent four fiscal quarters ending at least 45 days prior to (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy and its Subsidiaries, consisting of, at least, Issuer and the Restricted Subsidiaries, shall be provided to the Holders pursuant to the indenture) the date of such Incurrence would have exceeded 2.0 to 1 and no Default would have occurred and be continuing, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four quarter period.

(2)	Notwithstanding the foregoing paragraph (a), so long as no Default has occurred and is continuing, Superior Energy, Issuer and the Restricted Subsidiaries may Incur, to the extent provided below, the following Indebtedness:
(a)	Indebtedness Incurred by Superior Energy, Issuer and any Subsidiary Guarantor under Credit Facilities; provided, however, that after giving effect to such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit and bankers’ acceptances, if any, being deemed to have a principal amount equal to the maximum potential liability of Issuer thereunder) and then outstanding does not exceed the greater of (A) $250.0 million and (B) the amount equal to 30% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy shall be provided to the Holders pursuant to the indenture) prior to he date of the Incurrence of such Indebtedness;

(b)	the incurrence by Superior Energy, Issuer or any Restricted Subsidiary of intercompany Indebtedness between or among Superior Energy, Issuer or any Restricted Subsidiary; provided, however, that:
(i)	if Superior Energy, Issuer or any Restricted Subsidiary is the obligor on such Indebtedness and the payee is not Superior Energy, Issuer or any Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Issuer, or the Guarantee, in the case of a Guarantor; and

(ii)	(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than Superior Energy, Issuer or any Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Superior Energy, Issuer or any Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (b);
(c)	Indebtedness consisting of the notes and the related Guarantees to be issued on the date of the indenture and the exchange notes and the related Guarantees to be issued pursuant to the registration rights agreement;

(d)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (a), (b) or (c) of this paragraph (2));

(e)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Superior Energy or Issuer, as the case may be (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Superior Energy or Issuer, as the case may be); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, Issuer would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of this covenant;

(f)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (1) or pursuant to clause (c), (d) or (e) of this paragraph (2) or this clause (f); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (e) of this paragraph (2), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(g)	Hedging Obligations entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of Superior Energy, Issuer or any Restricted Subsidiary;

(h)	Indebtedness incurred solely in respect of banker’s acceptances, letters of credit, performance and surety bonds and completion guarantees and other reimbursement obligations (to the extent that such incurrence does not result in the Incurrence of any obligation for the payment of borrowed money of others), in each case Incurred in the ordinary course of business;

(i)	the incurrence by Superior Energy, Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the acquisition or cost of design, construction, installation, improvement or the carrying cost of assets used in the business of Superior Energy, Issuer or any Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (i), not to exceed $35.0 million at any time outstanding;

(j)	Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

(k)	in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(l)	the guarantee by Issuer or any of the Guarantors of Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(m)	the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (m), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (m), not to exceed $20.0 million (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency); and

(n)	Indebtedness of Superior Energy, Issuer and any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of such Persons outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (a) through (m) of this paragraph (2) or paragraph (1) of this covenant) does not exceed $30.0 million.
(3)	Notwithstanding the foregoing, each of Superior Energy and Issuer will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to the foregoing paragraph (2) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Superior Energy, Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the relevant Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

(4)	Each of Superior Energy and Issuer will not, and will not permit any Subsidiary Guarantor to Incur any Indebtedness (including indebtedness permitted to be incurred by paragraph (2) of this covenant) that is contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Issuer or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(5)	For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (a) through (n) of paragraph (2) of this covenant, or is entitled to be incurred pursuant to paragraph (l) of this covenant, Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Superior Energy, Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(6)	The amount of any Indebtedness outstanding as of any date will be:
(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(c)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)	the fair market value of such assets at the date of determination; and

(ii)	the amount of the Indebtedness of the other Person.
Limitation on Sale/Leaseback Transactions
     Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:
(1)	Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens;” provided, however, that clause (A) of this clause (1) shall be suspended during any period in which Issuer, Superior Energy and its Restricted Subsidiaries are not subject to the Suspended Covenants;

(2)	the gross proceeds of such Sale/Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of Superior Energy) of such property; and

(3)	the transfer of such property is permitted by, and Issuer applies the proceeds of such transaction in compliance with, the covenant described under “—Repurchase at the Option of Holder—Limitation on Sale of Assets and Subsidiary Stock.”
Limitation on Restricted Payments
(1)	Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Superior Energy, Issuer or such Restricted Subsidiary makes such Restricted Payment:
(a)	a Default shall have occurred and be continuing (or would result therefrom);

(b)	Issuer is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness;” or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments since May 2, 2001 would exceed the sum of (without duplication):
(i)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2001 to the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy and its Subsidiaries, consisting of, at least, Issuer and the Restricted Subsidiaries, shall be provided to the Holders pursuant to the indenture) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(ii)	100% of the aggregate Net Cash Proceeds received by Superior Energy from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to May 2, 2001 (other than an issuance or sale to any of its Subsidiaries and other than an issuance or sale to an employee stock ownership plan or to a trust established by Superior Energy or any of its Subsidiaries for the benefit of their employees) or the fair market value of the consideration (if other than cash) from such issue or sale of Capital Stock and 100% of any capital cash contribution received by Superior Energy from its stockholders subsequent to May 2, 2001; plus

(iii)	the amount by which Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary is reduced on Superior Energy’s consolidated balance sheet, consisting of, at least, Issuer and the Restricted Subsidiaries, upon the conversion or exchange (other than by any Subsidiary of Superior Energy) subsequent to the Issue Date of any Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Superior Energy (less the amount of any cash, or the fair market value of any other property, distributed by Superior Energy upon such conversion or exchange); plus

(iv)	an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by Superior Energy, Issuer or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions), in each case received by Superior Energy, Issuer or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.
     Issuer estimates that as of June 30, 2006, the amounts in clause (c)(i) through (c)(iv) above was approximately $212.0 million.
(2)	The provisions of the foregoing paragraph (a) will not prohibit:

(a)	any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of “Restricted Payment") made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of Superior Energy (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Superior Energy or an employee stock ownership plan or to a trust established by Superior Energy, Issuer or any Restricted Subsidiaries for the benefit of their employees) or the fair market value of the consideration (if other than cash) from such issue or sale of Capital Stock or a substantially concurrent capital cash contribution received by Superior Energy from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds or the fair market value of the consideration (if other than cash) from such sale or such capital cash contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (c)(ii) of paragraph (1) above;

(b)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under “— Limitation on Indebtedness;” provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(c)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(d)	so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Superior Energy or any of its Subsidiaries, other than an Unrestricted Subsidiary, from employees, former employees, directors or former directors of Superior Energy or any of its Subsidiaries, other than an Unrestricted Subsidiary (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Superior Energy under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $5.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(e)	repurchase of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(f)	Investments in the Special Purpose Vessel Entity in the form of one or more Vessel Guarantees in an aggregate amount not to exceed $45.0 million; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

(g)	other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments, when made and in the amount so made, shall thereafter be included in the calculation of the amount of Restricted Payments.
     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Superior Energy, Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Superior Energy whose resolution with respect thereto will be delivered to the trustee.
Limitation on Restrictions on Distributions from Restricted Subsidiaries
     Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Superior Energy, Issuer or a Restricted Subsidiary or pay any Indebtedness owed to Issuer, (b) make any loans or advances to Issuer or (c) transfer any of its property or assets to Issuer, except:
(1)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including any such Credit Facility and the notes and the indenture;

(2)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Superior Energy or Issuer, as the case may be (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Issuer), and outstanding on such date;

(3)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(4)	any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(5)	in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of Superior Energy, Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(6)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, limited liability agreements, joint operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(7)	restrictions imposed by customers on cash or other amounts deposited by them pursuant to contracts entered into in the ordinary course of business;

(8)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(9)	restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over Superior Energy, Issuer or such Restricted Subsidiary;

(10)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of Superior Energy, Issuer and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to Superior Energy, Issuer or any Restricted Subsidiary; and

(11)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens.
     Superior Energy will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on its ability to (a) make capital contributions or other Investments in Issuer or any Restricted Subsidiary or pay any Indebtedness owed to Issuer or any Restricted Subsidiary, (b) make any loans or advances to Issuer or any Restricted Subsidiary or (c) transfer any of its property or assets to Issuer or any Restricted Subsidiary, except:
(1)	any encumbrance or restriction pursuant to any Credit Facilities and any agreement in effect at or entered into on the Issue Date; and

(2)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in the immediately preceding clause (1) of this covenant or this clause (2) or contained in any amendment to an agreement referred to in the immediately preceding clause (1) of this covenant of this clause (2); provided, however, that the encumbrances and restrictions with respect to Superior Energy contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to Superior Energy contained in such predecessor agreements.
Limitation on Affiliate Transactions
(1)	Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Issuer or Superior Energy (an “Affiliate Transaction”) unless:
(a)	the terms of the Affiliate Transaction are no less favorable to Superior Energy, Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(b)	if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors of Superior Energy having no personal stake in such Affiliate Transaction have determined in good faith that the criteria set forth in clause (a) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of Superior Energy; and

(c)	if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of Superior Energy shall also have received a written opinion from a nationally recognized investment banking, appraisal or accounting firm that is not an Affiliate of Issuer or Superior Energy to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Superior Energy, Issuer and the Restricted Subsidiaries, as the case may be.
(2)	The provisions of the preceding paragraph (a) will not prohibit:
(a)	a Restricted Payment or Permitted Investment, in each case permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments;”

(b)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Superior Energy;

(c)	loans or advances to employees in the ordinary course of business of Superior Energy, Issuer or any of the Restricted Subsidiaries, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

(d)	any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because Superior Energy, Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(e)	reasonable fees and reasonable compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors and employees of Superior Energy, Issuer or any Restricted Subsidiary as determined in good faith by the Board of Directors of Superior Energy or its senior management;

(f)	any Affiliate Transaction between Issuer and a Restricted Subsidiary or between Restricted Subsidiaries;

(g)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of Superior Energy; and

(h)	transactions where the rates or charges involved, and related terms of payment, are determined by competitive bids and the interest of the Affiliate arises solely from such Person’s status as a non-employee member of the Board of

Directors of Superior Energy and which otherwise comply with clauses (a) and (b), as applicable, of the preceding paragraph (1).
Limitation on Liens
     Each of Superior Energy and Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien securing any Indebtedness of any kind except for Permitted Liens (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.
     Any Lien created for the benefit of the Holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
Merger and Consolidation
(1)	Neither Issuer will, nor will Superior Energy permit Issuer to, consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(a)	Issuer shall be the surviving Person, or the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Issuer under the notes, the indenture and the registration rights agreement;

(b)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(c)	immediately after giving pro forma effect to such transaction, either (a) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under “—Limitation on Indebtedness” or (b) the Consolidated Coverage Ratio of the Successor Company will be greater than the Consolidated Coverage Ratio of Issuer and its Subsidiaries immediately prior to such transaction; provided, however, that this clause (c) shall be suspended during any period in which Issuer, Superior Energy and its Restricted Subsidiaries are not subject to the Suspended Covenants; and

(d)	Issuer shall have delivered to the Trustee an Officers’ Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;
provided, however, that clause (c) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Issuer or (B) if determined in good faith by the Board of Directors of Superior Energy (as evidenced by a resolution of such board), Issuer merging with an Affiliate of Issuer solely for the purpose and with the sole effect of reorganizing Issuer in another jurisdiction, provided the surviving entity will assume all the obligations of Issuer under the notes, the indenture, and the registration rights agreement.
     In addition, neither Issuer will, nor will Superior Energy permit Issuer to, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     The Successor Company will be the successor to Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the indenture, but such Issuer in the case of a conveyance or transfer shall not be released from the obligation to pay the principal, interest and Additional Interest, if any, on the notes.

(2)	Superior Energy will not consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
(a)	Superior Energy shall be the surviving Person, or the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Superior Energy) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Superior Energy under its Guarantee, the indenture and the registration rights agreement;

(b)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(c)	immediately after giving pro forma effect to such transaction, either (a) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (1) of the covenant described under “— Limitation on Indebtedness” or (b) the Consolidated Coverage Ratio of the Successor Company will be greater than the Consolidated Coverage Ratio of Superior Energy and its Subsidiaries immediately prior to such transaction; provided, however, that this clause (c) shall be suspended during any period in which Issuer, Superior Energy and its Restricted Subsidiaries are not subject to the Suspended Covenants; and

(d)	Superior Energy shall have delivered to the Trustee an Officers’ Certificate of Superior Energy and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;
provided, however, that clause (c) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Superior Energy or (B) if determined in good faith by the Board of Directors of Superior Energy (as evidenced by a resolution of such board), Superior Energy merging with an Affiliate of Superior Energy solely for the purpose and with the sole effect of reorganizing Superior Energy in another jurisdiction, provided the surviving entity will assume all the obligations of Superior Energy under its Guarantee, the indenture, and the registration rights agreement.
     In addition, Superior Energy will not directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
Future Guarantors
     In the event that, after the Issue Date, (1) any Restricted Subsidiary (excluding an Exempt Foreign Subsidiary except under the circumstances described under the caption “— Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries”) Incurs, directly or indirectly, any Indebtedness or guarantees or otherwise provides direct credit support for any Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary, or (2) as of the end of any fiscal quarter, any Restricted Subsidiary (excluding an Exempt Foreign Subsidiary) has total assets or total revenues that are at least equal to 5% of the total assets or total revenues, as applicable, of Issuer and its Restricted Subsidiaries, then each of Superior Energy and Issuer will cause such Restricted Subsidiary, contemporaneously with the first to occur of such events described in the preceding clauses (1) and (2) (as applicable), to Guarantee the notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth in the indenture and will cause all Indebtedness of such Restricted Subsidiary owing to Superior Energy, Issuer or any other Subsidiary of Issuer and not previously discharged to be converted into Capital Stock of such Restricted Subsidiary (other than Disqualified Stock).
Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries
     Neither Superior Energy nor Issuer will permit any Exempt Foreign Subsidiary to Guarantee any Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary unless such Exempt Foreign Subsidiary simultaneously Guarantees the notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth in the indenture on a basis pari passu with (or if that Indebtedness is a Subordinated Obligation, prior to) that Indebtedness.
     Payments for Consent

     Issuer will not and Superior Energy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SEC Reports
     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Superior Energy will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:
(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Superior Energy were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Superior Energy were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Superior Energy’s consolidated financial statements by Superior Energy’s certified independent accountants. In addition, Superior Energy will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.
     If, at any time, Superior Energy is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Superior Energy will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Superior Energy will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Superior Energy’s filings for any reason, Superior Energy will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Superior Energy were required to file those reports with the SEC.
     In addition, Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time it they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Defaults
     Each of the following is an Event of Default:
(1)	a default in the payment of interest on the notes when due, continued for 30 days;

(2)	a default in the payment of principal of any note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise;

(3)	the failure by Issuer or Superior Energy to comply with its obligation under “— Certain Covenants — Merger and Consolidation” above;

(4)	the failure by Issuer or Superior Energy to comply for 30 days after notice with any of its obligations in the covenants described above under “— Repurchase at the Option of Holders — Change of Control” (other than a failure to purchase the notes) and “—Repurchase at the Option of Holders—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase the notes) or under “—Certain Covenants” under “—Limitation on Indebtedness,” “—Limitation on Restricted Payments,” “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “—Limitation on Affiliate Transactions,” “—Limitation on Liens,” “—Limitation on Sale/Leaseback Transactions,” “—Future Guarantors,” “—Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries,” or “—SEC Reports;”

(5)	the failure by Superior Energy, Issuer or a Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Superior Energy, Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Superior Energy, Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:
(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more (the “Cross Acceleration Provision”);
(7)	certain events of bankruptcy or insolvency described in the indenture with respect to Superior Energy, Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (the “Bankruptcy Provisions”);

(8)	any judgment or decree for the payment of money in excess of $20.0 million is entered against Issuer, Superior Energy or a Significant Subsidiary, remains outstanding for a period for 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the “Judgment Default Provision”); or

(9)	the Superior Energy Guarantee or a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Superior Energy Guarantee or such Subsidiary Guarantee, as the case may be), or Superior Energy or a Subsidiary Guarantor denies or disaffirms its obligations under the Superior Guarantee or its Subsidiary Guarantee, as the case may be.
     However, a default under clauses (4), (5), (8) and (9) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify Issuer of the default and Issuer does not cure such default within the time specified after receipt of such notice.
     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare the principal of and accrued but unpaid interest and Additional Interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, interest and Additional Interest, if any, shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Issuer occurs and is continuing, the principal of, interest and Additional Interest, if any, on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the notes then outstanding may rescind any such acceleration with respect to the notes and its consequences.
     Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest and Additional Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:
(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the notes then outstanding have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of the notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.
     Subject to certain restrictions, the holders of a majority in principal amount of the notes then outstanding are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holders of a note or that would involve the Trustee in personal liability.
     If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, interest or Additional Interest, if any, on any note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the notes.
No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, officer, manager, employee, incorporator, organizer, stockholder or member of Issuer or any Guarantor, as such, will have any liability for any obligations of Issuer or the Guarantors under the notes, the indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Amendments and Waivers
     Except as provided in the next two succeeding paragraphs, the indenture or the notes or the Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
     Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.
     Notwithstanding the preceding, without the consent of any holder of notes, Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Guarantees:
(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of Certificated Notes;

(3)	to provide for the assumption of Issuer’s or a Guarantor’s obligations to holders of notes and Guarantees in the case of a merger or consolidation or sale of all or substantially all of Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)	to conform the text of the indenture, the Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Guarantees or the notes;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture; or

(8)	to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes.
Legal Defeasance and Covenant Defeasance
     Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:
(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)	Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.
     In addition, Issuer may, at its option and at any time, elect to have the obligations of Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)	Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries is bound;

(6)	Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by Issuer with the intent of preferring the holders of notes over the other creditors of Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of Issuer or others; and

(7)	Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(1)	either:
(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Issuer or any Guarantor is a party or by which Issuer or any Guarantor is bound;

(3)	Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.
     In addition, Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
     If the trustee becomes a creditor of Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.
     The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information
     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Superior Energy Services, Inc., 1105 Peters Road, Harvey, LA, 70058, Attention: Corporate Secretary.
Governing Law
     The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Book-Entry, Delivery and Form
     The notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”). The notes also may be offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this offering only against payment in immediately available funds.
     Rule 144A Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes” and, together with the Rule 144A Global Notes, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the “Restricted Period”), beneficial interests in the Regulation S Global Notes may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See “—Exchanges between Regulation S Notes and Rule 144A Notes.”
     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Notice to Investors.” Regulation S Notes will also bear the legend as described under “Notice to Investors.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depository Procedures
     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
     DTC has advised Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
     DTC has also advised Issuer that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
     Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
     Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Issuer, the trustee nor any agent of Issuer or the trustee has or will have any responsibility or liability for:
(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
     DTC has advised Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Issuer. Neither Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
     Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
     DTC has advised Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or

Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
     A Global Note is exchangeable for Certificated Notes if:
(1)	DTC (a) notifies Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Issuer fails to appoint a successor depositary;

(2)	Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.
     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.
Exchange of Certificated Notes for Global Notes
     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”
Exchanges Between Regulation S Notes and Rule 144A Notes
     Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:
(1)	such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

(2)	the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:
(a)	who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(b)	purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(c)	in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
     Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.
     Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.
Same Day Settlement and Payment
     Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Issuer will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in The PORTALsm Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Registration Rights; Additional Interest
     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these notes. See “— Where You Can Find More Information.”
     Superior Energy, Issuer and the Subsidiary Guarantors and the initial purchasers entered into the registration rights agreement on May 22, 2006. Pursuant to the registration rights agreement, Superior Energy, Issuer and the Subsidiary Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, Superior Energy, Issuer and the Subsidiary Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer (as defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.
     If:
(1)	Superior Energy, Issuer and the Subsidiary Guarantors are not
(a)	required to file the Exchange Offer Registration Statement; or

(b)	permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or
(2)	any holder of Transfer Restricted Securities notifies Issuer prior to the 20th business day following consummation of the Exchange Offer that:
(a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;

(b)	it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns notes acquired directly from Issuer or an affiliate of Issuer,
     Superior Energy, Issuer and the Subsidiary Guarantors will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the notes by the holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.
     For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:
(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4)	the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.
     The registration rights agreement provides that:
(1)	Superior Energy, Issuer and the Subsidiary Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the closing of this offering;

(2)	Superior Energy, Issuer and the Subsidiary Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of this offering;

(3)	unless the Exchange Offer would not be permitted by applicable law or SEC policy, Superior Energy, Issuer and the Subsidiary Guarantors will:
(a)	commence the Exchange Offer; and

(b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the Exchange Offer; and
(4)	if obligated to file the Shelf Registration Statement, Superior Energy, Issuer and the Subsidiary Guarantors will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 90 days after such filing obligation arises, and to cause the Shelf Registration to be declared effective by the SEC on or prior to 180 days after such obligation arises.
     If:
(1)	Superior Energy, Issuer and the Subsidiary Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3)	Superior Energy, Issuer and the Subsidiary Guarantors fail to consummate the Exchange Offer within 40 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then Superior Energy, Issuer and the Subsidiary Guarantors will pay Additional Interest to each holder of Transfer Restricted Securities.
     With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities. The amount of the additional interest will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities.
     All accrued additional interest will be paid by Superior Energy, Issuer and the Subsidiary Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
     Following the cure of all Registration Defaults, the accrual of additional interest will cease.
     Holders of notes will be required to make certain representations to Superior Energy (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify Superior Energy, Issuer and the Subsidiary Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Superior Energy.
Certain Definitions
     “Additional Assets” means any (1) property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Superior Energy, Issuer or another Restricted Subsidiary or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (2) and (3) above is primarily engaged in a Related Business.
     “Additional Interest” any and all additional interest payable in accordance with the registration rights agreement with respect to the notes.
     “Affiliate” of any specified Person means (1) any other Person, directly or indirectly, controlling or controlled by, or (2) under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Affiliate Transactions” and “—Repurchase at Option of Holders—Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Superior Energy or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
     “Affiliate Transaction” has the meaning set forth above under the caption “—Certain Covenants—Limitation on Affiliate Transactions.”
     “Applicable Premium” means, with respect to any note on any redemption date, the greater of:
(1)	1.0% of the principal amount of the note; or

(2)	the excess of:
(a)	the present value at such redemption date of (i) the redemption price of the note at June 1, 2010, (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through June 1, 2010, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the note, if greater.
     “Asset Disposition” means any sale, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Superior Energy, Issuer or any Restricted Subsidiary, including any disposition by means of a sale and leaseback or a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Issuer or a Restricted Subsidiary), (2) all or substantially all the assets or rights of any division or line of business of Superior Energy, Issuer or any Restricted Subsidiary or (3) any other assets or rights of Superior Energy, Issuer or any Restricted Subsidiary outside of the ordinary course of business of Superior Energy, Issuer or such Restricted Subsidiary (other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to Superior Energy or Issuer or by Superior Energy, Issuer or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the covenant described under “— Repurchase at Option of Holders — Limitation on Sales of Assets and Subsidiary Stock” only, a disposition that constitutes a Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” or a Permitted Investment, (C) the trade or exchange by Superior Energy, Issuer or any Restricted Subsidiary of any assets for any similar assets of another Person, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property received by Superior Energy, Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors of Superior Energy, an officer of Superior Energy or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the property (including any cash or cash equivalents) so traded or exchanged, (D) the creation of a Lien, (E) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind and (F) a disposition of assets in any single transaction or a series of related transaction that involve assets with a fair market value of less than $5.0 million; provided further, however, that the sale, transfer or other disposition of all or substantially all of the assets or rights of Superior Energy, Issuer and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and “—Certain Covenants—Merger and Consolidation” and not by the provisions of the indenture described above under the caption “—Repurchase at Option of Holders—Limitation on Sales of Assets and Subsidiary Stock.”
     “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).
     “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.
“Bankruptcy Provisions” has the meaning set forth above under the caption “—Defaults.”
     “Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.
     “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
     “Certificated Notes” has the meaning set forth above under the caption “—Book-Entry, Delivery and Form.”
     “Change of Control” has the meaning set forth above under the caption “—Repurchase at the Option of Holders—Change of Control.”
     “Change of Control Offer” has the meaning set forth above under the caption “—Repurchase at the Option of Holders—Change of Control.”
     “Clearstream” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy and its Subsidiaries, consisting of, at least, Issuer and the Restricted Subsidiaries, shall be provided to the Holders pursuant to the indenture) prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
(1)	if Superior Energy, Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)	if Superior Energy, Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility existing under a Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and if Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if since the beginning of such period Superior Energy, Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Superior Energy, Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Superior Energy, Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if since the beginning of such period Superior Energy, Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

(6)	any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date, and thereafter, as in effect from time to time.
     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Superior Energy. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).
     “Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of Superior Energy and its consolidated Subsidiaries consisting of Issuer and the Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between Issuer and such Restricted Subsidiaries and (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.
     “Consolidated Interest Expense” means, for any period, the total interest expense of Superior Energy and its consolidated Subsidiaries consisting of Issuer and the Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Superior Energy, Issuer or any Restricted Subsidiary, without duplication:
(1)	interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

(2)	amortization of debt discount and debt issuance cost;

(3)	capitalized interest;

(4)	non-cash interest expenses;

(5)	commission, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)	net payments pursuant to, and other net costs associated with, Hedging Obligations (including amortization of fees);

(7)	Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Issuer or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of Issuer of such Preferred Stock);

(8)	interest incurred in connection with Investments in discontinued operations;

(9)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Superior Energy, Issuer or any of the Restricted Subsidiaries; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Superior Energy or Issuer) in connection with Indebtedness Incurred by such plan or trust.
     “Consolidated Net Income” means, for any period, the net income of Superior Energy and its consolidated Subsidiaries consisting of Issuer and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income to the extent included in computing such net income (without duplication):
(1)	any net income of any Person (other than Issuer) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Superior Energy, Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) Superior Energy’s or Issuer’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	any net income of any Restricted Subsidiary to the extent that, directly or indirectly, the declaration or payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to Issuer, of that net income (or loss) is not at the date of determination permitted without prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its organizational documents and all agreements (other than those agreements permitted by clauses (1), (2), (3), (5) and (6) of the “— Certain Covenants — Limitation on Restriction on Distributions from Restricted Subsidiaries” covenant) except that Superior Energy’s or Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)	any gain (or loss) realized upon the sale or other disposition of any assets of Superior Energy or its consolidated Subsidiaries consisting of Issuer and the Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	extraordinary gains or losses;

(5)	any non-cash compensation charges in connection with stock options, restricted stock grants and similar employee benefit plans; and

(6)	the cumulative effect of a change in accounting principles.
     Notwithstanding the foregoing, for the purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to Superior Energy, Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.
     “Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of Superior Energy and its consolidated Subsidiaries consisting of Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:
(1)	minority interests in such consolidated Subsidiaries held by Persons other than Superior Energy, Issuer or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith;

(3)	any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)	unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)	treasury stock;

(6)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries.
     “Covenant Defeasance” has the meaning set forth above under the caption “— Defeasance.”
     “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated October 31, 2005 and amended as of May 3, 2006, by and among, Issuer, Superior Energy, the lenders referred to therein, Chase Bank, N.A., as Agent, Wells Fargo Bank, N.A., as Syndication Agent, and Whitney National Bank, as Documentation Agent, providing for up to $250.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Cross Acceleration Provision” has the meaning set forth above under the caption “— Defaults.”
     “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under “—Repurchase at the Option of Holders—Limitation on Sales of Assets and

Subsidiary Stock” and “—Repurchase at the Option of Holders—Change of Control” and (ii) any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.
     “DTC” has the meaning set forth above under the caption “—Book-Entry, Delivery and Form.”
     “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
(1)	all income tax expense of Superior Energy, Issuer and their consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)	depreciation, depletion, accretion and amortization expense of Superior Energy, Issuer and their consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); plus

(4)	all other non-cash charges of Superior Energy, Issuers and their consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus

(5)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case for such period.
     “Effectiveness Target Date” has the meaning set forth above under the caption “— Registration Rights; Additional Interest.”
     “Euroclear” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “exchange notes” means the debt securities of Issuer issued pursuant to the indenture in exchange for, and in an aggregate principal amount at maturity equal to, the outstanding notes, in compliance with the terms of the registration rights agreement.
     “Exempt Foreign Subsidiary” means a Foreign Subsidiary that is classified as a “controlled foreign corporation” under the Code and, on or subsequent to the Issue Date, is not required to guarantee the notes pursuant to the circumstances described under the caption “— Certain Covenants — Future Guarantors” or the caption “— Limitation on Issuances of Guarantees by Exempt Foreign Subsidiaries.”
     “Foreign Subsidiary” means any Restricted Subsidiary not created or organized in the United States of America or any State thereof or the District of Columbia and that conducts all of its operations outside of the United States of America.
     “GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Notes” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
     “Guarantor” means Superior Energy and the Subsidiary Guarantors.
     “Hedging Agreement” means any oil and natural gas hedging agreement and any other agreement or arrangement designed to protect Superior Energy, Issuer or any Restricted Subsidiary against fluctuations in oil and natural gas prices.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Hedging Agreement.
     “Holder” means the Person in whose name a note is registered on the Registrar’s books.
     “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.
     “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8)	any Hedging Obligations of such Person;
     if and to the extent any of the preceding items (other than the items described in the preceding clauses (4), (5), (6), (7) and (8)) would appear on the liability side of a balance sheet of the specified Person prepared in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include obligations of any Person resulting from its endorsement of negotiable instruments for collection in the ordinary course of business.
     “indenture” has the meaning set forth above in the initial paragraph under the heading “Description of the Notes.”
     “Indirect Participants” has the meaning set forth above under the caption “— Depositary Procedures”
     “Initial Lien” has the meaning set forth above under the caption “— Certain Covenants — Limitation on Liens.”
     “Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.
     “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:
(1)	“Investment” shall include the portion (proportionate to Superior Energy’s or Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Superior Energy or Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Superior Energy or Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Superior Energy’s or Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Superior Energy’s or Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Superior Energy.
     “Issue Date” means May 22, 2006.
“Judgment Default Provision” has the meaning set forth above under the caption “— Defaults.”
“Legal Defeasance” has the meaning set forth above under the caption “— Defeasance.”
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
     “MARAD Financier” means each of (1) the Persons whose loans, whether evidenced by notes or bonds, to a Special Purpose Vessel Entity are guaranteed, in whole or part, by the Maritime Administration under Title XI of the Merchant Marine Act of 1936, as amended, and (2) the Maritime Administration as such guarantor of such loans.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)	all accounting, engineering, investment banking, brokerage, legal, title and recording tax expenses, commission and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangement;

(3)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(4)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(5)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Superior Energy, Issuer or any Restricted Subsidiary after such Asset Disposition.
     “Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net taxes paid or payable as a result thereof.
     “Non-Recourse Debt” means Indebtedness:
(1)	as to which neither Issuer nor Superior Energy, nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) beyond pledging its interest in the Unrestricted Subsidiary or (B) is directly or indirectly liable (subject to customary exceptions such as indemnifications for collection costs in pledge or security agreements, environmental and title matters and fraud) for payment on or in respect of such Indebtedness beyond its interest in the Unrestricted Subsidiary, in each case, other than under one or more unsecured Guarantees from time to time entered into by Superior Energy to Guarantee the payment of outstanding borrowed money Indebtedness and related interest, fees, expenses, indemnification and other costs of a Special Purpose Vessel Entity owed to MARAD Financiers that finance such Special Purpose Vessel Entity’s acquisition (whether through outright purchase or the payment of periodic contractual construction costs) of liftboats and other marine equipment owned solely by such Special Purpose Vessel Entity, provided that all such Guarantees are incurred in compliance with the provisions under the captions “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Limitation on Restricted Payments and such Guarantees solely Guarantee such obligations owed by a Special Purpose Vessel Entity to MARAD Financiers (each such Guarantee, a “Vessel Guarantee”);

(2)	no default with respect to (other than with respect to a Vessel Guarantee, and in such regard, solely with respect to Superior Energy) which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Issuer, Superior Energy or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Issuer, Superior Energy or any Restricted Subsidiary.
     “notes” means collectively the outstanding notes and the exchange notes.
     “outstanding notes” means the outstanding 6 7/8% Senior Notes due June 1, 2014 issued on May 22, 2006 by Issuer.
     “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable pursuant to the documentation governing such Indebtedness.

     “Participants” has the meaning set forth above under the caption “— Depositary Procedures.”
     “Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is customary in, the oil and gas business as means of actively exploiting, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the oil and gas business jointly with third parties, including: ownership interests in oil, natural gas, other hydrocarbon and mineral properties or gathering, transportation, processing, storage or related systems; and entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).
     “Permitted Investment” means an Investment by Superior Energy, Issuer or any Restricted Subsidiary in:
(1)	Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Issuer or a Restricted Subsidiary; provided, however, that such person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)	receivables owing to Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionaire trade terms as Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of Issuer or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(8)	Hedging Obligations;

(9)	Permitted Business Investments in an aggregate amount not to exceed the greater of (A) $25.0 million and (B) an amount equal to 2.5% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of Superior Energy shall be provided to the Holders pursuant to the indenture) prior to the date of the Permitted Business Investment;

(10)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business, including obligations under master service and charter agreements, oil and natural gas exploration, development, joint operating, and related agreements;

(11)	any Person to the extent such investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under “— Repurchase at Option of Holders — Limitation on Sales of Assets and Subsidiary Stock;” and

(12)	other Investments to the extent paid for with common stock of Superior Energy.

     “Permitted Liens” means, with respect to any Person:
(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Superior Energy, Issuer or any Restricted Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Superior Energy, Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

(4)	Liens in favor of issuers of surety bonds, letters of credit and similar instruments issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such surety bonds, letters of credit and similar instruments do not constitute Indebtedness, other than Indebtedness permitted by clause (8) of paragraph (b) under “—Certain Covenants—Limitation on Indebtedness;”

(5)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto or the proceeds or products of such property, plant or equipment), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion or construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)	Liens to secure Indebtedness permitted under the provisions described in clauses (1), (9) and 13 of paragraph (b) under “— Certain Covenants — Limitation on Indebtedness” and Guarantees of such Indebtedness to the extent permitted by clause (12) of paragraph (b) under “— Certain Covenants — Limitation on Indebtedness;”

(8)	Liens existing on the Issue Date;

(9)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

(12)	Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations;

(13)	Liens on Superior Energy’s, Issuer’s or a Restricted Subsidiary’s Investment in another Person securing Indebtedness of that Person as long as any such Indebtedness is not assumed or otherwise guaranteed by Superior Energy, Issuer or any Restricted Subsidiary; and

(14)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9), (10) or (13); provided, however, that:
(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9), (10) or (12) at the time the original Lien became a permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.
     Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clauses (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “— Repurchase at Option of Holders — Limitation on Sale of Assets and Subsidiary Stock” and secures any portion of Indebtedness Incurred in connection with the acquisition or refinancing of such Additional Asset which exceeds the amount, and corresponding interest thereon, by which the purchase price of such asset exceeded such Net Available Cash utilized to acquire such asset. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
     “principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.
     “Public Equity Offering” means an underwritten primary public offering of Capital Stock of Superior Energy (other than Disqualified Stock) pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Superior Energy), to the extent the Net Cash Proceeds are contributed to Issuer.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price)

that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of Issuer or (B) Indebtedness of Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
     “Registration Default” has the meaning set forth above under the caption “— Registration Rights; Additional Interest.”
     “Related Business” means any business in which Superior Energy, Issuer or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of Superior Energy, Issuer or any Restricted Subsidiary in which any of them was engaged on the Issue Date.
     “Restricted Payment” with respect to any Person means:
(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Superior Energy, Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Superior Energy or Issuer held by an Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Superior Energy or Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Superior Energy that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.
     “Restricted Period” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Restricted Subsidiary” means, without duplication, any Subsidiary of Superior Energy or Issuer which, at the relevant time of determination, is not an Unrestricted Subsidiary.
     “Regulation S Notes” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Regulation S Global Notes” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Rule 144A Notes” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “Rule 144A Global Notes” has the meaning set forth above under the caption “— Book-Entry, Delivery and Form.”
     “S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
     “Sale/Leaseback Transaction” means an arrangement relating to property owned by Superior Energy, Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by Superior Energy, Issuer or a Restricted Subsidiary whereby Superior Energy, Issuer or a Restricted Subsidiary transfers such property to a Person and Superior Energy, Issuer or a Restricted Subsidiary leases it from such Person.
     “SEC” means the Securities and Exchange Commission.

     “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the date of the indenture.
     “Special Purpose Vessel Entity” means a Wholly Owned Subsidiary (1) whose sole nature of business and purposes are (A) to purchase, construct or acquire liftboats, and related marine equipment, supplies and other provisions and to hold, charter and otherwise transfer to Superior Energy, Issuer or any Restricted Subsidiary such liftboats, equipment, supplies and other provisions, (B) to provide (or arrange for the provision of) necessary services for holding or making available for charter or other transfer to Superior Energy, Issuer or any Restricted Subsidiary such liftboats, equipment, supplies and other provisions, (C) to enter into agreements necessary to construct, acquire or finance the acquisition and maintenance of its liftboats and related marine equipment, supplies and other provisions and to hold, charter or otherwise transfer such liftboats, equipment, supplies and other provisions to Superior Energy, Issuer or any Restricted Subsidiary, (D) to dividend, loan or otherwise divest proceeds from its ownership of liftboats and related marine equipment, supplies and other provisions and any other income as determined by its governing body, and in each case in compliance with the terms and agreements of its financing agreements entered into in the ordinary course of financing such liftboats, equipment, supplies and other provisions, including those required by any of its MARAD Financiers and (E) to engage in any lawful act or activity and to exercise any power under the statutory basis of its formation which are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in the preceding clauses (A) through (D), and (2) that in fact, and during the time that it does in fact, charter its liftboats solely to Superior Energy, Issuer or any Restricted Subsidiary, in each case as soon as reasonably and commercially possible following the time that such liftboats are, mechanically, ready and available for charter and on terms and provisions acceptable to such hirers based on a “bareboat” charter, which terms shall include charter payment terms that are fundamentally based on costs and expenses incurred by such Wholly Owned Subsidiary in connection with the performance of its business and purposes described in the preceding clause (1) and a base charter term period that ends no earlier than one year following the stated maturity date of the notes.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
     “Subordinated Obligation” means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.
     “Subsidiary” means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person, and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
     “Subsidiary Guarantor” means 1105 Peters Road, L.L.C., Concentric Pipe and Tool Rentals, L.L.C., Connection Technology, L.L.C., CSI Technologies, LLC, Drilling Logistics, L.L.C., F.&F. Wireline Service, L.L.C., Fastorq, L.L.C., H.B. Rentals, L.C., International Snubbing Services, L.L.C., J.R.B. Consultants, Inc., Non-Magnetic Rental Tools, L.L.C., Production Management Industries, L.L.C., ProActive Compliance, L.L.C., Stabil Drill Specialties, L.L.C., Sub-Surface Tools, L.L.C., Superior Canada Holding, Inc., Superior Energy Services, L.L.C., Superior Inspection Services, Inc., SELIM LLC, SEGEN LLC, SE Finance LP, SEMO, L.L.C., SEMSE, L.L.C., SPN Resources, LLC, Blowout Tools, Inc., Universal Fishing and Rental Tools, Inc., Wild Well Control, Inc. and Workstrings, L.L.C., and any other Subsidiary of Superior Energy or Issuer that Guarantees Issuer’s obligations with respect to the notes, and in each case, any successor Person; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of the indenture.
     “Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of Issuer’s obligations with respect to the notes.

     “Successor Company” has the meaning set forth above under the caption “— Certain Covenants — Merger and Consolidation.”
     “Superior Energy” means Superior Energy Services, Inc., a Delaware corporation, and any successor corporation.
     “Superior Energy Guarantee” means the Guarantee by Superior Energy of Issuer’s obligations with respect to the notes contained in the indenture.
     “Suspended Covenants” has the meaning set forth under the caption “Certain Covenants — Changes in Covenants when notes Rated Investment Grade.”
     “Temporary Cash Investments” means any of the following:
(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at lease on nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group; and

(5)	investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2010; provided, however, that if the period from the redemption date to June 1, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trust Indenture Act” has the meaning set forth above in the initial paragraph under the heading “Description of the Notes.”
     “Transfer Restricted Securities” has the meaning set forth above under the caption “— Registration Rights; Additional Interest.”
     “Trustee” has the meaning set forth above in the initial paragraph under the heading “Description of the Notes.”
     “Unrestricted Subsidiary” means (i) at any time that it is a Special Purpose Vessel Entity, Superior Energy Liftboats, L.L.C., and (ii) any other Subsidiary of Issuer that is designated by the Board of Directors of Superior Energy as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that each such Subsidiary described in the preceding clauses (i) and (ii):

(1)	has no Indebtedness to any Person other than (A) Non-Recourse Debt or (B) Indebtedness owed to Issuer, Superior Energy or any Restricted Subsidiary;

(2)	is not party to any agreement, contract, arrangement or understanding with Issuer, Superior Energy or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Issuer, Superior Energy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Issuer;

(3)	is a Person with respect to which neither Issuer nor Superior Energy, nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Issuer, Superior Energy or any Restricted Subsidiary.
     Any such designation by the Board of Directors of Superior Energy shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers’ Certificate of Superior Energy certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary or, in addition to such referenced requirements, with respect to Superior Energy Liftboats, L.L.C. or any other Person that constitutes a Special Purpose Vessel Entity, Superior Energy Liftboats, L.L.C. or such other Person would at any time fail to constitute the Special Purpose Vessel Entity, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture, and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under paragraph (a) of the covenant described above under the caption “— Certain Covenants — Limitation on Indebtedness,” Issuer shall be in default of such covenant).
     The Board of Directors of Superior Energy may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:
(1)	such Indebtedness is permitted under the covenant described above under the caption “— Certain Covenants — Limitation on Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)	no Default would occur or be in existence following such designation.
     “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at Issuer’s option.
     “Vessel Guarantee” has the meaning set forth in clause (1) of the defined term “Non-Recourse Debt.”
     “Voting Stock” of a Person means all classes of Capital Stock or other interest (including partnership interests) of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Issuer or a Wholly Owned Subsidiary) is owned by Issuer or one or more Wholly Owned Subsidiaries.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
     The following general discussion of certain U.S. federal income tax considerations relating to the exchange notes applies to you if you acquired the outstanding notes at the original issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, or the Code, and hold the outstanding notes and exchange notes as a “capital asset” within the meaning of Section 1221 of the Code. This discussion is based on the Code, Treasury Regulations promulgated thereunder, administrative positions of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
     We have not sought a ruling from the IRS with respect to the U.S. federal income tax consequences of the exchange offer or the acquiring, holding or disposing of an exchange note. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein.
     This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances (for example, a person subject to the alternative minimum tax provisions of the Code). In addition, it is not intended to be wholly applicable to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding a note as part of a “straddle,” hedge,” conversion transaction” or other risk reduction transaction and persons who have a “functional currency” other than the U.S. dollar) may be subject to special rules.
     This discussion does not address any aspect of state, local or foreign law, or U.S. federal estate and gift tax law other than U.S. federal estate tax law as applicable to a Non-U.S. Holder nor does it address exchange notes held through a partnership or other pass-through entity.
The description below (i) is not intended or written by the practitioner to be used, and that it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer; and (ii) was written to support the promotion or marketing of the transactions addressed herein. We advise you to consult with your tax advisers regarding the federal, state, local and foreign tax consequences of holding and disposing of the exchange notes.
Tax Consequences to U.S. Holders
     The following general discussion is limited to certain United States federal income tax consequences to a holder of an exchange note that is a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” is a beneficial owner of an exchange note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation (or an entity treated as a corporation) created or organized in the United States or under the law of the United States, any state or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
     Taxation of Stated Interest on the Notes. Generally, payments of stated interest on an exchange note will be includible in a U.S. Holder’s gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with the U.S. Holder’s regular method of tax accounting.
     Sale, Exchange or Retirement of an Exchange Note. Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or retirement of an exchange note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of an exchange note is attributable to the payment of accrued interest on the exchange note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder’s adjusted tax basis in the exchange note. The gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the sale, exchange or retirement. A U.S. Holder’s initial basis in an exchange note generally will be the amount paid for the exchange note.
     Prospective investors should be aware that the resale of an exchange note may be affected by the “market discount” rules of the Code, under which a portion of any gain realized on the retirement or other disposition of an exchange note by a subsequent holder that acquires the exchange note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrues while that holder holds the exchange note.

     Exchange Offer. The exchange of the exchange notes for the outstanding notes pursuant to the exchange offer will not constitute a material modification of the terms of the notes and therefore will not constitute a taxable event for U.S. federal income tax purposes. As such, the exchange will have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder’s holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of an exchange note in the same manner as before the exchange.
     Information Reporting and Backup Withholding. A U.S. Holder of an exchange note may be subject, under certain circumstances, to information reporting and “backup withholding” at a rate of 28% with respect to certain “reportable payments,” including interest on or principal (and premium, if any) of a note and the gross proceeds from a disposition of an exchange note. The backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of an exchange note the amount of any “reportable payments” and the amount of tax withheld, if any, with respect to those payments.
     Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder’s U.S. federal income tax liability, provided the requisite procedures are followed.
Tax Consequences to Non-U.S. Holders
     The following general discussion is limited to certain United States federal income tax consequences to a holder of a note that is a “Non-U.S. Holder.” As used herein, a “Non-U.S. Holder” is a beneficial owner of an exchange note, that, for U.S. federal income tax purposes, is (i) a nonresident alien individual, (ii) a corporation (or an entity treated as a corporation) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States or (iii) a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder. For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of the exchange notes will be considered to be “U.S. trade or business income” if such income or gain is:
•	effectively connected with the conduct of a U.S. trade or business; or

•	in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.
     Interest. Generally, interest paid to a Non-U.S. Holder of an exchange note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the exchange notes will qualify as portfolio interest if the Non-U.S. Holder:
•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of the Code; and

•	certifies, under penalties of perjury on a Form W-8BEN, that such holder is not a United States person and provides such holder’s name and address.
     The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-

8BEN (claiming treaty benefits) or W-8ECI (claiming exemption from withholding because income is U.S. trade or business income) (or such successor forms as the IRS designates), as applicable prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under these regulations special procedures are provided for payments through qualified intermediaries.
     Disposition of the Exchange Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a disposition of the exchange notes unless:
•	the gain is U.S. trade or business income in which case the branch profits tax may also apply to a corporate Non-U.S. Holder;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other requirements; or

•	the Non-U.S. Holder is subject to U.S. tax under provisions applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).
     United States Federal Estate Tax. Exchange notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to United States federal estate tax, provided that the interest on such exchange notes would be exempt as portfolio interest when received by the Non-U.S. Holder at the time of his or her death.
Information Reporting Requirements and Backup Withholding Tax
     We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
     The 28% backup withholding tax and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.
     The payment of the proceeds from the disposition of the exchange notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the exchange notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the exchange notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.
     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, if the holder provides the required information to the IRS.

PLAN OF DISTRIBUTION
     Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.
     We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     For a period of 180 days after the date of this prospectus we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.
LEGAL MATTERS
     Certain legal matters with respect to the exchange notes we are offering and the guarantees will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.
EXPERTS
     The consolidated financial statements and schedule of Superior Energy Services, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
     Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, independent petroleum engineers. This information has been incorporated by reference in this prospectus in reliance upon the authority of DeGolyer and MacNaughton as experts in reserve determination. Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus and the registration statement will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.

WHERE YOU CAN FIND MORE INFORMATION
     Superior Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549.
     Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Superior Energy’s SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.
     In addition, you may obtain a copy of Superior Energy’s SEC filings at no cost by writing or telephoning us at:
Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058
Attn: Investor Relations
(504) 362-4321

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
      Superior Energy Services, Inc.:
We have audited the accompanying consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. In connection with our audit of the consolidated financial statements, we also have audited the accompanying financial statement schedule, “Valuation and Qualifying Accounts,” for the years ended December 31, 2005, 2004 and 2003. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superior Energy Services, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     KPMG LLP
New Orleans, Louisiana
March 8, 2006, except as to
Note 14 which is as of
May 11, 2006
and Note 18 which is as of
August 14, 2006

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2005 and 2004
(in thousands, except share data)

	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$54,457	$15,281
Accounts receivable, net of allowance for doubtful accounts of $11,569 and $8,364 at December 31, 2005 and 2004, respectively	196,365	156,235
Income taxes receivable	—	2,694
Current portion of notes receivable	2,364	9,611
Prepaid insurance and other	51,116	28,203

Total current assets	304,302	212,024

Property, plant and equipment, net	440,328	431,334
Oil and gas assets, net, under the successful efforts method of accounting	94,634	83,817
Goodwill, net	220,064	226,593
Notes receivable	29,483	29,131
Investments in affiliates	—	13,552
Other assets, net	8,439	7,462

Total assets	$1,097,250	$1,003,913

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$42,035	$36,496
Accrued expenses	69,926	56,796
Income taxes payable	11,353	—
Fair value of commodity derivative instruments	10,792	2,018
Current portion of decommissioning liabilities	14,268	23,588
Current maturities of long-term debt	810	11,810

Total current liabilities	149,184	130,708

Deferred income taxes	97,987	103,372
Decommissioning liabilities	107,641	90,430
Long-term debt	216,596	244,906
Other long-term liabilities	1,468	618

Stockholders’ equity:
Preferred stock of $0.01 par value. Authorized, 5,000,000 shares; none issued	—	—
Common stock of $0.001 par value. Authorized, 125,000,000 shares; issued and outstanding 79,499,927 and 76,766,303 shares at December 31, 2005 and 2004, respectively	79	77
Additional paid in capital	428,507	398,073
Accumulated other comprehensive income (loss)	(4,916)	2,884
Retained earnings	100,704	32,845

Total stockholders’ equity	524,374	433,879

Total liabilities and stockholders’ equity	$1,097,250	$1,003,913

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years Ended December 31, 2005, 2004 and 2003
(in thousands, except per share data)

	2005	2004	2003
Oilfield service and rental revenues	$656,423	$527,331	$499,884
Oil and gas revenues	78,911	37,008	741

Total revenues	735,334	564,339	500,625

Cost of oilfield services and rentals	330,200	288,561	289,276
Cost of oil and gas sales	45,804	21,547	331

Total cost of services, rentals and sales	376,004	310,108	289,607

Depreciation, depletion, amortization and accretion	89,288	67,337	48,853
General and administrative expenses	140,989	110,605	94,822
Reduction in value of assets	6,994	—	—
Gain on sale of liftboats	3,544	—	—

Income from operations	125,603	76,289	67,343

Other income (expense):
Interest expense, net of amounts capitalized	(21,862)	(22,476)	(22,477)
Interest income	2,201	1,766	209
Other income	—	—	2,762
Equity in earnings of affiliates	1,339	1,329	985
Reduction in value of investment in affiliate	(1,250)	—	—

Income before income taxes	106,031	56,908	48,822

Income taxes	38,172	21,056	18,308

Net income	$67,859	$35,852	$30,514

Basic earnings per share	$0.87	$0.48	$0.41

Diluted earnings per share	$0.85	$0.47	$0.41

Weighted average common shares used in computing earnings per share:
Basic	78,321	74,896	73,970
Incremental common shares from stock options	1,414	1,004	678

Diluted	79,735	75,900	74,648

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
Years Ended December 31, 2005, 2004 and 2003
(in thousands, except share data)

						Accumulated	Retained
	Preferred		Common		Additional	other	earnings
	stock	Preferred	stock	Common	paid-in	comprehensive	(Accumulated
	shares	stock	shares	stock	capital	income (loss)	deficit)	Total

Balances, December 31, 2002	—	$—	73,819,341	$74	$368,746	$43	$(33,521)	$335,342

Comprehensive income:
Net income	—	—	—	—	—	—	30,514	30,514
Other comprehensive income -
Foreign currency translation adjustment	—	—	—	—	—	221	—	221

Total comprehensive income	—	—	—	—	—	221	30,514	30,735
Exercise of stock options and directors’ stock compensation	—	—	279,740	—	1,710	—	—	1,710
Tax benefit from stock options	—	—	—	—	342	—	—	342

Balances, December 31, 2003	—	—	74,099,081	74	370,798	264	(3,007)	368,129

Comprehensive income:
Net income	—	—	—	—	—	—	35,852	35,852
Other comprehensive income -
Changes in fair value of outstanding hedging positions, net of tax	—	—	—	—	—	(1,661)	—	(1,661)
Foreign currency translation adjustment	—	—	—	—	—	4,281	—	4,281

Total comprehensive income	—	—	—	—	—	2,620	35,852	38,472
Stock issued for cash	—	—	11,151,121	12	130,253	—	—	130,265
Purchase and retirement of stock	—	—	(9,696,627)	(10)	(113,428)	—	—	(113,438)
Grant of restricted stock units	—	—	—	—	180	—	—	180
Conversion of restricted stock units	—	—	9,783	—	—	—	—	—
Exercise of stock options and directors’ stock compensation	—	—	1,202,945	1	8,295	—	—	8,296
Tax benefit from stock options	—	—	—	—	1,975	—	—	1,975

Balances, December 31, 2004	—	—	76,766,303	77	398,073	2,884	32,845	433,879

Comprehensive income:
Net income	—	—	—	—	—	—	67,859	67,859
Other comprehensive income -
Changes in fair value of outstanding hedging positions, net of tax	—	—	—	—	—	(2,662)	—	(2,662)
Foreign currency translation adjustment	—	—	—	—	—	(5,138)	—	(5,138)

Total comprehensive income	—	—	—	—	—	(7,800)	67,859	60,059
Grant of restricted stock units	—	—	—	—	158	—	—	158
Grant of restricted stock	—	—	24,000	—	178	—	—	178
Exercise of stock options	—	—	2,709,624	2	18,157	—	—	18,159
Tax benefit from stock options	—	—	—	—	11,941	—	—	11,941

Balances, December 31, 2005	—	$—	79,499,927	$79	$428,507	$(4,916)	$100,704	$524,374

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31, 2005, 2004 and 2003
(in thousands)

	2005	2004	2003
Cash flows from operating activities:
Net income	$67,859	$35,852	$30,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	89,288	67,337	48,853
Deferred income taxes	442	15,234	15,183
Reduction in value of assets	6,994	—	—
Equity in income of affiliates	(1,339)	(1,329)	(985)
Reduction in value of investment in affiliate	1,250	—	—
Gain on sale of liftboats	(3,544)	—	—
Other income	—	—	(2,762)
Amortization of debt acquisition costs	1,127	887	1,026
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(32,095)	(35,279)	104
Other, net	(11,263)	(9,346)	1,773
Accounts payable	5,696	16,142	(1,932)
Accrued expenses	16,599	13,866	2,561
Decommissioning liabilities	(8,772)	(9,157)	—
Income taxes	26,137	(2,876)	5,905

Net cash provided by operating activities	158,379	91,331	100,240

Cash flows from investing activities:
Payments for capital expenditures	(125,166)	(74,125)	(50,175)
Acquisitions of businesses, net of cash acquired	(6,435)	(24,361)	(14,298)
Acquisitions of oil and gas properties, net of cash acquired	3,686	(10,676)	—
Cash proceeds from sale of liftboats	19,588	—	—
Cash proceeds from sale of affiliate	12,489	—	—
Cash proceeds from insurance settlement	—	—	8,000
Other	(1,097)	—	313

Net cash used in investing activities	(96,935)	(109,162)	(56,160)

Cash flows from financing activities:
Net payments on revolving credit facility	—	—	(9,250)
Principal payments on long-term debt	(39,310)	(13,713)	(43,089)
Proceeds from long-term debt	—	—	23,000
Payment of debt acquisition costs	(439)	(60)	(479)
Proceeds from exercise of stock options	18,161	10,271	2,052
Proceeds from issuance of stock	—	130,265	—
Purchase and retirement of stock	—	(113,438)	—

Net cash provided by (used in) financing activities	(21,588)	13,325	(27,766)

Effect of exchange rate changes in cash	(680)	(7)	—

Net increase (decrease) in cash and cash equivalents	39,176	(4,513)	16,314

Cash and cash equivalents at beginning of year	15,281	19,794	3,480

Cash and cash equivalents at end of year	$54,457	$15,281	$19,794

See accompanying notes to consolidated financial statements.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
(1) Summary of Significant Accounting Policies
(a)	Basis of Presentation

The consolidated financial statements include the accounts of Superior Energy Services, Inc. and subsidiaries (the Company). All significant intercompany accounts and transactions are eliminated in consolidation. Certain previously reported amounts have been reclassified to conform to the 2005 presentation.

(b)	Business

The Company is a leading provider of specialized oilfield services and equipment focusing on serving the production-related needs of oil and gas companies in the Gulf of Mexico and the drilling-related needs of oil and gas companies throughout the world. The Company provides most of the services, tools and liftboats necessary to maintain, enhance and extend offshore producing wells, as well as plug and abandonment services at the end of their life cycle.

In December 2003, the Company began acquiring oil and gas properties in order to provide additional opportunities for its well intervention and platform management operations in the Gulf of Mexico. The Company intends to continue to acquire mature properties from its customers with modest amounts of estimated remaining productive life, to provide all of its services to the properties to produce any remaining proven oil and gas reserves and to decommission and abandon the properties.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Major Customers and Concentration of Credit Risk

A majority of the Company’s business is conducted with major and independent oil and gas exploration companies. The Company continually evaluates the financial strength of its customers and provides allowances for probable credit losses when deemed necessary but does not require collateral to support the customer receivables.

The market for the Company’s services and products is primarily the offshore oil and gas industry in the Gulf of Mexico. Oil and gas companies make capital expenditures on exploration, drilling and production operations offshore. The level of these expenditures has been characterized by significant volatility.

The Company derives a significant amount of revenue from a small number of major and independent oil and gas companies. In 2005, Shell accounted for approximately 10% of total revenue, primarily related to our oil and gas and rental tools segments. No customer accounted for more than 10% of the Company’s total revenue in 2004. In 2003, one customer accounted for approximately 11% of its total revenue, primarily in the well intervention segment. The Company’s inability to continue to perform services for a number of large existing customers, if not offset by sales to new or existing customers, could have a material adverse effect on the Company’s business and financial condition.

(e)	Cash Equivalents

The Company considers all short-term deposits with a maturity of ninety days or less to be cash equivalents.

(f)	Accounts Receivable and Allowances

Trade accounts receivables are recorded at the invoiced amount and do not bear interest. The Company maintains allowances for bad debts and various other adjustments. The allowance for doubtful accounts is based on the Company’s best estimate of the amount of probable uncollectible amounts in existing accounts receivable. The Company determines the allowances based on historical write-off experience and specific identification.

(g)	Prepaid Insurance and Other

Prepaid insurance and other includes approximately $23.9 million and $11.1 million in insurance receivables at December 31, 2005 and 2004, respectively. The December 31, 2005 balance is primarily due to the impact of Hurricanes Katrina and Rita on our oil and gas properties, as well as our buildings and equipment. The December 31, 2004 balance is primarily related to the impact of Hurricane Ivan on our oil and gas properties. The insurance deductibles on Hurricanes Katrina and Rita of approximately $1 million were expensed during 2005. All amounts not expected to be reimbursed by insurance are expensed as incurred.

(h)	Property, Plant and Equipment

Property, plant and equipment are stated at cost. With the exception of the Company’s liftboats and oil and gas assets, depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and improvements	5 to 40 years
Marine vessels and equipment	5 to 25 years
Machinery and equipment	5 to 20 years
Automobiles, trucks, tractors and trailers	2 to 10 years
Furniture and fixtures	3 to 10 years
Marine vessels and oil and gas producing assets are depreciated or depleted based on utilization or units-of-production, because depreciation and depletion occur primarily through use rather than through the passage of time. Units of production depreciation on marine vessels is subject to a minimum amount of depreciation each year.

The Company capitalizes interest on borrowings used to finance the cost of major capital projects during the active construction period. Capitalized interest is added to the cost of the underlying assets and is amortized over the useful lives of the assets. For 2005 and 2003, the Company capitalized approximately $456,000 and $87,000, respectively, of interest for various capital projects. There was no interest capitalized during 2004.

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets are grouped by subsidiary or division for the impairment testing, except for liftboats which are grouped together by similar leg-lengths. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company’s subsidiary, SPN Resources, LLC, acquires oil and natural gas properties and assumes the related decommissioning liabilities. The Company follows the successful efforts method of accounting for its investment in oil and natural gas properties. Under the successful efforts method, the costs of successful exploratory wells and leases containing productive reserves are capitalized. Costs incurred to drill and equip developmental wells, including unsuccessful development wells are capitalized. Other costs such as geological and geophysical costs and the drilling costs of unsuccessful exploratory wells are expensed. SPN Resources’ property purchases are recorded at the value exchanged at closing, combined with an estimate of its proportionate share of the decommissioning liability assumed in the purchase. All capitalized costs are accumulated and recorded separately for each field and allocated to leasehold costs and well costs. Leasehold costs are depleted on a units-of-production basis based on the estimated remaining equivalent proved oil and gas reserves of each field. Well costs are depleted on a units-of-production basis based on the estimated remaining equivalent proved developed oil and gas reserves of each field.

The Company adopted Financial Accounting Standards Board Staff Position FAS 19-1, “Accounting for Suspended Well Costs” (FSP 19-1) effective July 1, 2005. FSP 19-1 amended Statement of Financial Accounting Standards No. 19 “Financial Accounting and Reporting by Oil and Gas Producing Companies” (Statement 19), to permit the continued capitalization of exploratory well costs beyond one year if (a) the well found a sufficient quantity of reserves to justify its completion as a producing well and (b) the entity is making sufficient progress assessing the reserves and the economic and operating viability of the project. The Company has not, and does not currently drill in the areas that require major capital expenditures before production can begin. The Company evaluated all existing capitalized well costs under the provisions of FSP-19-1 and determined there was no impact to the Company’s consolidated financial statements.

Oil and gas properties are assessed for impairment in value on a field-by-field basis whenever indicators become evident. The Company uses its current estimate of future revenues and operating expenses to test the capitalized costs for impairment. In the event net undiscounted cash flows are less than the carrying value, an impairment loss is recorded based on the present value of expected future net cash flows over the economic lives of the reserves.

(i)	Goodwill

The Company accounts for goodwill and other intangible assets in accordance with Statement of Financial Accounting Standards No. 142 (FAS No. 142), “Goodwill and Other Intangible Assets.” FAS No. 142 requires that goodwill as well as other intangible assets with indefinite lives no longer be amortized, but instead tested annually for impairment. To test for impairment, the Company identifies its reporting units (which are consistent with the Company’s reportable segments) and determines the carrying value of each reporting unit by assigning the assets and liabilities, including goodwill and intangible assets, to the reporting units. The Company then estimates the fair value of each reporting unit and compares it to the reporting unit’s carrying value. Based on this test, the fair value of the reporting units exceeded the carrying amount, and the second step of the impairment test is not required. No impairment loss was recognized in the years ended December 31, 2005, 2004 or 2003 under this method. However, the Company reduced the value of goodwill by approximately $3.8 million to approximate the sales price of its subsidiary, Environmental Treatment Team, L.L.C., (ETT), which was sold in the first quarter of 2006 (see note 3). Goodwill also decreased by approximately $2.7 million in 2005 as the result of changes in foreign currency exchange rates. Accumulated amortization of goodwill is $9.2 million at December 31, 2005 and 2004.

(j)	Notes Receivable

Notes receivable consist primarily of commitments from the sellers of oil and gas properties towards the abandonment of the acquired properties. Pursuant to the agreement between the Company and a seller, the Company will invoice the seller agreed upon amounts during the course of decommissioning (abandonment and structure removal). These receivables are recorded at present value, and the related discounts are amortized to interest income, based on the expected timing of the decommissionings.

(k)	Other Assets

Other assets consist primarily of debt acquisition costs and deferred compensation plan assets. Debt acquisition costs are being amortized over the term of the related debt, which is from three to twenty-five years. The amortization of debt acquisition costs, which is classified as interest expense, was approximately $1,127,000, $887,000 and $1,026,000 for the years ended December 31, 2005, 2004 and 2003, respectively. Accumulated amortization of other assets is approximately $6,062,000 and $4,604,000 at December 31, 2005 and 2004, respectively.

(l)	Decommissioning Liability

The Company records estimated future decommissioning liabilities related to its oil and gas producing properties pursuant to the provisions of Statement of Financial Accounting Standards No. 143 (FAS No. 143), “Accounting for Asset Retirement Obligations.” FAS No. 143 requires entities to record the fair value of a liability at estimated present value for an asset retirement obligation (decommissioning liabilities) in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Subsequent to initial measurement, the decommissioning liability is required to be accreted each period to present value. The Company’s decommissioning liabilities consist of costs related to the plugging of wells, the removal of facilities and equipment and site restoration on oil and gas properties.

The Company estimates the cost that would be incurred if it contracted an unaffiliated third party to plug and abandon wells, abandon the pipelines, decommission and remove the platforms and pipelines and clear the sites of its oil and gas properties, and uses that estimate to record its proportionate share of the decommissioning liability. In estimating the decommissioning liability, the Company performs detailed estimating procedures, analysis and engineering studies. Whenever practical, the Company utilizes its own equipment and labor services to perform well abandonment and decommissioning work. When the Company performs these services, all recorded intercompany revenues are eliminated in the consolidated financial statements. The recorded decommissioning liability associated with a specific property is fully extinguished when the property is abandoned. The recorded liability is first reduced by all cash expenses incurred to abandon and decommission the property. If the recorded liability exceeds (or is less than) the Company’s out-of-pocket costs, then the difference is reported as income (or loss) within revenue during the period in which the work is performed. The Company reviews the adequacy of its decommissioning liability whenever indicators suggest that the estimated cash flows needed to satisfy the liability have changed materially. The timing and amounts of these cash flows are estimates, and changes to these estimates may result in additional (or decreased) liabilities recorded, which in turn would increase (or decrease) the carrying values of the related oil and gas properties.

SPN Resources purchased its first oil and gas properties and assumed the related decommissioning liabilities in December 2003, thus comparable data for the year ended December 31, 2003 is not material. The following table summarizes the activity for the Company’s decommissioning liability for the twelve months ended December 31, 2005 and 2004 (amounts in thousands):

	Year Ended December 31,
	2005	2004
Decommissioning liabilities, at beginning of period	$114,018	$38,853
Liabilities acquired and incurred	11,494	83,021
Liabilities settled	(8,772)	(9,157)
Accretion	4,476	2,836
Revision in estimated liabilities	693	(1,535)

Total	121,909	114,018
Current portion of decommissioning liabilities	14,268	23,588

Decommissioning liabilities, at end of period	$107,641	$90,430

(m)	Revenue Recognition

Revenue is recognized when services or equipment are provided. The Company contracts for marine, well intervention and environmental projects either on a day rate or turnkey basis, with a majority of its projects conducted on a day rate basis. The Company’s rental tools are rented on a day rate basis, and revenue from the sale of equipment is recognized when the equipment is shipped. Reimbursements from customers for the cost of rental tools that are damaged or lost down-hole are reflected as revenue at the time of the incident. The Company recognizes oil and gas revenue from its interests in producing wells as oil and natural gas is produced and sold from those wells.

(n)	Income Taxes

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS No. 109), “Accounting for Income Taxes.” FAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

(o)	Earnings per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed in the same manner as basic earnings per share except that the denominator is increased to include the number of additional common shares that could have been outstanding assuming the exercise of stock options and restricted stock units and the potential shares that would have a dilutive effect on earnings per share.

(p)	Financial Instruments

The fair value of the Company’s financial instruments of cash, accounts receivable and current maturities of long-term debt approximates their carrying amounts. The fair value of the Company’s long-term debt is approximately $227 million at December 31, 2005.

(q)	Foreign Currency Translation

Assets and liabilities of the Company’s foreign subsidiaries are translated at current exchange rates, while income and expenses are translated at average rates for the period. Translation gains and losses are reported as the foreign currency translation component of accumulated other comprehensive income in stockholders’ equity.

(r)	Stock Based Compensation

The Company accounts for its stock based compensation under the principles prescribed by the Accounting Principles Board’s Opinion No. 25 (Opinion No. 25), “Accounting for Stock Issued to Employees” However, Statement of Financial Accounting Standards No. 123 (FAS No. 123), “Accounting for Stock-Based Compensation” permits the continued use of the intrinsic-value based method prescribed by Opinion No. 25 but requires additional disclosures, including pro forma calculations of earnings and net earnings per share as if the fair value method of accounting prescribed by FAS No. 123 had been applied. No stock based compensation costs from stock options are reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Stock compensation costs from the grant of restricted stock units and restricted stock are expensed as incurred (see note 11). The pro forma data presented below is not representative of the effects on reported amounts for future years (amounts are in thousands, except per share amounts).

	2005	2004	2003
Net income, as reported	$67,859	$35,852	$30,514
Stock-based employee compensation expense, net of tax	(4,421)	(6,999)	(2,671)

Pro forma net income	$63,438	$28,853	$27,843

Basic earnings per share:
Earnings, as reported	$0.87	$0.48	$0.41
Stock-based employee compensation expense, net of tax	(0.06)	(0.09)	(0.04)

Pro forma earnings per share	$0.81	$0.39	$0.37

Diluted earnings per share:
Earnings, as reported	$0.85	$0.47	$0.41
Stock-based employee compensation expense, net of tax	(0.06)	(0.09)	(0.04)

Pro forma earnings per share	$0.79	$0.38	$0.37

Black-Scholes option pricing model assumptions:
Risk free interest rate	3.85%	4.28%	2.65%
Expected life (years)	6	5	3
Volatility	38.91%	65.22%	58.61%
Dividend yield	—	—	—
In December 2004, the Financial Accounting Standards Board revised its Statement of Financial Accounting Standards No. 123 (FAS No. 123R), “Accounting for Stock Based Compensation.” Under FAS No. 123R, companies will be required to recognize as expense the estimated fair value of all share-based payments to employees, including the fair value of employee stock options. This expense will be recognized over the period during which the employee is required to provide service in exchange for the award. Pro forma disclosure of the estimated expense impact of such awards is no longer an alternative to expense recognition in the financial statements. FAS No. 123R is effective for public companies in the first annual period beginning after June 15, 2005, and accordingly, the Company will adopt the provisions of FAS No. 123R effective January 1, 2006. The Company anticipates using the modified prospective application transition method, which does not include restatement of prior periods. The Company expects to record approximately $89,000 of compensation expense in 2006 due to the adoption of FAS No. 123R for share-based awards granted prior to January 1, 2006. The Company expects the effect of the adoption on future awards to be consistent with the disclosure of pro forma net income and earnings per share as displayed above.

Long-Term Incentive Plan

In May 2005, the Company’s stockholders approved the 2005 Stock Incentive Plan (“2005 Incentive Plan”) to provide long-term incentives to its officers, key employees, consultants and advisers (“Eligible Participants”). Under the 2005 Incentive Plan, the Company may grant incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-based awards or any combination thereof to Eligible Participants for up to 4,000,000 shares of common stock. The Compensation Committee of the Board of Directors establishes the term and the exercise price of any stock options granted under the 2005 Incentive Plan, provided the exercise price may not be less than the fair market value of the common stock on the date of grant. On June 24, 2005, the Compensation Committee awarded approximately 864,000 non-qualified stock options to Eligible Participants under the 2005 Incentive Plan. This grant was fully-vested by December 31, 2005.

On June 24, 2005, the Compensation Committee also awarded approximately 32,000 performance share units (“Units”). The performance period for the Units runs from January 1, 2005 through December 31, 2007. The two performance measures applicable to all participants are the Company’s return on invested capital and total shareholder return relative to those of the Company’s pre-defined “peer group.” Participants can earn from $0 to $200 per Unit, as determined by the Company’s achievement of the performance measures. The Units provide for settlement in cash or up to 50% in equivalent value in Company common stock, if the participant has met specified continued service requirements. The Company’s compensation expense related to the grant of the Units was approximately $1.1 million, which is reflected in general and administrative expenses, for the year ended December 31, 2005.

Subsequent event

On February 23, 2006, the Compensation Committee granted long-term incentive awards to each of the Company’s named executive officers and other key employees of the Company under its stockholder approved 2005 Stock Incentive Plan. These awards consisted of approximately 213,000 non-qualified stock options, 104,000 shares of restricted stock and 34,000 performance share units (“Units”).

The non-qualified options will be exercisable in equal installments on the anniversary of the date of the grant for three consecutive years, and will expire on the tenth anniversary of the date grant. Holders of the shares of restricted stock are entitled to all rights of a shareholder of the Company with respect to the restricted stock, including the right to vote the shares and receive all dividends and other distributions declared thereon. The shares of restricted stock will be exercisable in equal installments on the anniversary date of the grant for three consecutive years. The performance period for the Units runs from January 1, 2006 through December 31, 2008. The two performance measures applicable to all participants are the Company’s return on invested capital and total shareholder return relative to those of the Company’s pre-defined “peer group.” Participants can earn from $0 to $200 per Unit, as determined by the Company’s achievement of the performance measures. The Units provide for settlement in cash or up to 50% in equivalent value in Company common stock, if the participant has met specified continued service requirements.

(s)	Hedging Activities

The Company enters into hedging transactions with major financial institutions to secure a commodity price for a portion of future production and to reduce the Company’s exposure to fluctuations in the price of oil. The Company does not enter into hedging transactions for trading purposes. Crude oil hedges are settled based on the average of the reported settlement prices for West Texas Intermediate crude on the New York Mercantile Exchange (NYMEX) for each month. The Company had no natural gas hedges as of December 31, 2005 and 2004. The Company uses financially-settled crude oil swaps and zero-cost collars that provide floor and ceiling prices. The Company’s swaps and zero-cost collars are designated and accounted for as cash flow hedges.

With a financially-settled swap, the counterparty is required to make a payment to the Company if the settlement price for any settlement period is below the hedged price for the transaction, and the Company is required to make a payment to the counterparty if the settlement price for any settlement period is above the hedged price for the transaction. With a zero-cost collar, the counterparty is required to make a payment to the Company if the settlement price for any settlement period is below the floor price of the collar, and the Company is required to make a payment to the counterparty if the settlement price for any settlement period is above the cap price for the collar. The Company recognizes the fair value of all derivative instruments as assets or liabilities on the balance sheet. Changes in the fair value of cash flow hedges are recognized, to the extent the hedge is effective, in other comprehensive income until the hedged item is settled and recorded in oil and gas revenue. For the years ended December 31, 2005 and 2004, hedging settlement payments reduced oil revenues by approximately $10.2 million and $1.6 million, respectively. The Company recorded no gains or losses due to hedge ineffectiveness, but any gains or losses resulting from hedge ineffectiveness would be recorded in revenue.

The Company had the following hedging contracts as of December 31, 2005:

Crude Oil Positions
	Instrument	Strike	Volume (Bbls)
Remaining Contract Term	Type	Price (Bbl)	Daily	Total (Bbls)
01/06 - 8/06	Swap	$39.45	1,000 - 1,013	274,388
01/06 - 8/06	Collar	$35.00/$45.60	1,000 - 1,013	274,388

Based upon current market prices, the Company expects to transfer approximately $6.9 million of net deferred losses in accumulated other comprehensive loss as of December 31, 2005 to earnings during the next twelve months when the forecasted transactions actually occur.

(t)	Other Comprehensive Income

The following table reconciles the change in accumulated other comprehensive income for the years ended December 31, 2005 and 2004 (amounts in thousands):

	Year Ended December 31,
	2005	2004
Accumulated other comprehensive income, December 31, 2004 and 2003, respectively	$2,884	$264

Other comprehensive income (loss), net of tax:
Hedging activities:
Reclassification adjustment for settled contracts, net of tax of $3,656 in 2005 and $576 in 2004	6,499	981
Changes in fair value of outstanding hedging positions, net of tax of ($6,545) in 2005 and ($1,552) in 2004	(11,637)	(2,642)
Foreign currency translation adjustment	(2,662)	4,281

Total other comprehensive income	(7,800)	2,620

Accumulated other comprehensive income, December 31, 2005 and 2004, respectively	$(4,916)	$2,884

(2) Supplemental Cash Flow Information
The following table includes the Company’s supplemental cash flow information for the years ended December 31, 2005, 2004 and 2003 (amounts in thousands):

	2005	2004	2003
Cash paid for interest	$21,152	$23,320	$23,633

Cash paid (received) for income taxes	$10,789	$7,360	$(4,125)

Details of business acquisitions:
Fair value of assets	$6,627	$25,614	$51,103
Fair value of liabilities	(31)	(1,158)	(35,270)

Cash paid	6,596	24,456	15,833
Less cash acquired	(163)	(95)	(1,535)

Net cash paid for acquisitions	$6,433	$24,361	$14,298

Details of oil and gas property acquisitions:
Fair value of assets	$11,494	$97,792	$39,509
Fair value of liabilities	(11,494)	(82,107)	(39,509)

Cash paid	—	15,685	—
Less cash acquired	(3,686)	(5,009)	—

Net cash paid (received) for acquisitions	$(3,686)	$10,676	$—

Non-cash investing activity:
Receivable from sale of affiliate	$1,305	$—	$—

Additional consideration payable on acquisitions	$—	$5,272	$11,263

Note receivable from asset disposition	$—	$—	$938

(3) Reduction in Value of Assets
During the year ended December 31, 2005, the Company reduced the value of two of its mature oil and gas properties by approximately $2.1 million due to well issues affecting production rates and operating costs. The Company deemed it to be uneconomical to perform additional production enhancement work to maintain production at these properties.
Also during the year ended December 31, 2005, the Company’s oil spill containment boom manufacturing facility suffered damage from Hurricane Katrina and experienced difficulty in resuming normal business operations. As a result, the Company elected not to reopen this manufacturing facility and sell the remaining oil spill containment boom inventory. The value of the assets of this business (which consist primarily of inventory and property and equipment) were reduced by approximately $1.1 million to their estimated net realizable value.
In the first quarter of 2006, the Company sold its subsidiary ETT for approximately $18.7 million in cash. The Company reduced the net asset value of ETT by $3.8 million in 2005 to the approximate sales price of the subsidiary. For the years ended December 31, 2005, 2004 and 2003, revenue from ETT was approximately $27.7 million, $24.0 million and $21.7 million, respectively, and operating losses were approximately $5.1 million (inclusive of the $3.8 million loss), $2.1 million and $1.2 million, respectively.
(4) Gain on Sale of Liftboats
Effective June 1, 2005, the Company sold 17 of its rental liftboats with leg-lengths from 105 feet to 135 feet for $19.6 million in cash (net of costs to sell). This constituted all of the Company’s rental fleet of liftboats with leg-lengths of 135 feet or less. The Company recorded a gain of $3.5 million as a result of this transaction.
(5) Other Income

As the result of a tropical storm, one of the Company’s 200-foot class liftboats sank in the Gulf of Mexico on June 30, 2003. The vessel was declared a total loss and the Company received $8 million of insurance proceeds for the vessel. As a result, the Company recorded a gain from the insurance proceeds of $2.8 million, which is included in other income in the year ended December 31, 2003.
(6) Acquisitions and Dispositions
In July 2005, the Company acquired a business for an aggregate purchase price of approximately $1.3 million in cash consideration in order to geographically expand the snubbing services offered by its well intervention segment. Additional consideration, if any, will be based upon the average earnings before interest, income taxes, depreciation and amortization expense (EBITDA) over a three-year period, and will not exceed $0.4 million. This acquisition has been accounted for as a purchase and the acquired assets and liabilities have been valued at their estimated fair value. The purchase price preliminarily allocated to net assets was approximately $1.3 million, and no goodwill was recorded. The results of operations have been included from the acquisition date. The pro forma effect of operations of the acquisition when included as of the beginning of the periods presented was not material to the Consolidated Statements of Operations of the Company.
Also in July 2005, the Company’s subsidiary, SPN Resources, LLC, acquired additional oil and gas properties at Galveston 241/255 and High Island A-309 through the acquisition of three offshore Gulf of Mexico leases. Under the terms of the transaction, the Company acquired the properties and assumed the related decommissioning liabilities. The Company received $3.7 million in cash and will invoice the sellers at agreed upon prices as the decommissioning activities (abandonment and structure removal) are completed. The Company preliminarily recorded notes receivable of approximately $2.4 million, decommissioning liabilities of $11.5 million and oil and gas producing assets were recorded at their estimated fair value of $5.4 million. The pro forma effect of operations of the acquisition when included as of the beginning of the periods presented was not material to the Consolidated Statements of Operations of the Company.
In 2004, the Company’s wholly-owned subsidiary, SPN Resources, LLC, acquired additional oil and gas properties through the acquisition of interests in 19 offshore Gulf of Mexico leases. Under the terms of the transactions, the Company acquired the properties and assumed the decommissioning liabilities. In the aggregate, the Company paid $10.7 million cash, net of amounts received. The Company recorded decommissioning liabilities of approximately $83.0 million and notes and other receivables of approximately $12.5 million, and oil and gas producing assets were recorded at their estimated fair value of approximately $81.2 million.
In 2004, the Company acquired two businesses for an aggregate of $2.8 million in cash consideration in order to enhance the products and services offered by its rental tools segment and well intervention segment. These acquisitions were accounted for as purchases. The estimated fair value of the net assets acquired was approximately $1.0 million in the aggregate, and the excess purchase price over the fair value of net assets of approximately $1.8 million was allocated to goodwill. The results of operations have been included from the respective acquisition dates.
Most of the Company’s business acquisitions have involved additional contingent consideration based upon a multiple of the acquired companies’ respective average EBITDA over a three-year period from the respective date of acquisition. As of December 31, 2005, the maximum additional consideration payable for the Company’s prior acquisitions was approximately $2.4 million, and will be determined and payable through 2008. These amounts are not classified as liabilities under generally accepted accounting principles and are not reflected in the Company’s financial statements until the amounts are fixed and determinable. The Company does not have any other financing arrangements that are not required under generally accepted accounting principles to be reflected in its financial statements. When the amounts are determined, they are capitalized as part of the purchase price of the related acquisition. In January 2005, the Company paid additional consideration of $5.3 million as a result of a prior acquisition, which had been capitalized and accrued in 2004.
(7) Property, Plant and Equipment
A summary of property, plant and equipment at December 31, 2005 and 2004 (in thousands) is as follows:

	2005	2004
Buildings and improvements	$58,567	$57,624
Marine vessels and equipment	177,047	193,321
Machinery and equipment	394,582	342,700
Automobiles, trucks, tractors and trailers	9,428	10,248
Furniture and fixtures	13,440	11,944
Construction-in-progress	19,054	2,498
Land	6,581	6,037

	678,699	624,372
Accumulated depreciation	(238,371)	(193,038)

Property, plant and equipment, net	$440,328	$431,334

Oil and gas assets	119,986	91,104
Accumulated depletion	(25,352)	(7,287)

Oil and gas assets, net, under the successful efforts method of accounting	$94,634	$83,817

Amounts of property, plant and equipment leased to third parties at December 31, 2005 and 2004 were not material. Depreciation expense (excluding depletion, amortization and accretion) was approximately $68.6 million, $57.1 million and $48.5 million for the years ended December 31, 2005, 2004 and 2003, respectively.
(8) Investments in Affiliates
On November 2, 2005, the Company’s investment in affiliate sold substantially all of its assets. The Company received $12.5 million as a result of the sale and has recorded receivables of approximately $1.3 million for the remaining proceeds to be distributed. The Company reduced the value of this investment by approximately $1.3 million during 2005 in anticipation of this sale.
(9) Long-Term Debt
The Company’s long-term debt as of December 31, 2005 and 2004 consisted of the following (in thousands):

	2005	2004
Senior Notes — interest payable semiannually at 8.875%, due May 2011	$200,000	$200,000
Term Loans — repaid in November 2005	—	38,500
Revolver — interest payable monthly at floating rate, due in October 2008	—	—
U.S. Government guaranteed long-term financing — interest payable semianually at 6.45%, due in semiannual installments through June 2027	17,406	18,216

	217,406	256,716
Less current portion	810	11,810

Long-term debt	$216,596	$244,906

Effective October 31, 2005, the Company amended its bank credit facility to convert the existing term loans and revolving credit facility into a single $150 million revolving credit facility, with an option to increase it to $250 million. Any balance outstanding on the revolving credit facility is due on October 31, 2008. At December 31, 2005, the Company had no balance on this bank credit facility. The credit facility bears interest at a LIBOR rate plus margins that depend on the Company’s leverage ratio. Indebtedness under the credit facility is secured by substantially all of the Company’s assets, including the pledge of the stock of the Company’s principal subsidiaries. The credit facility contains customary events of default and requires that the Company satisfy various financial covenants. It also limits the Company’s capital expenditures, its ability to pay dividends or make other distributions, make acquisitions, make changes to the Company’s capital structure, create liens, incur additional indebtedness or assume additional decommissioning liabilities. The Company also has letters of credit outstanding of approximately $18.6 million at December 31, 2005, which reduce the borrowing availability under its revolving credit facility. At December 31, 2005, the Company was in compliance with all such covenants. The Company wrote-off debt acquisition costs of approximately $224,000 due to the repayment of its term loans. This write-off is included in interest expense in 2005.
The Company has $17.4 million outstanding in U. S. Government guaranteed long-term financing under Title XI of the Merchant Marine Act of 1936, which is administered by the Maritime Administration (MARAD) for two 245-foot class liftboats. The debt bears an interest rate of 6.45% per annum and is payable in equal semi-annual installments of $405,000, which began December 3, 2002, and matures on June 3, 2027. The Company’s obligations are secured by mortgages on the two liftboats. In accordance with the agreement, the Company is required to comply with certain covenants and restrictions, including the maintenance of minimum net worth and debt-to-equity requirements. This long-term financing ranks equally with the bank credit facility as both are secured by unique assets.
The Company also has outstanding $200 million of 8 7/8% unsecured senior notes due 2011. The indenture governing the notes requires semi-annual interest payments, on every November 15th and May 15th through the maturity date of May 15, 2011. The Company may redeem the notes during the 12-month period commencing May 15, 2006 at 104.438% of the principal amount redeemed. The indenture governing the senior notes contains certain covenants that, among other things, prevent the Company from incurring additional debt, paying dividends or making other distributions, unless its ratio of cash flow to interest expense is at least 2.25 to 1, except that the Company may incur debt in addition to the senior notes in an amount equal to 30% of its net tangible assets as defined, which was approximately $208 million at December 31, 2005. The indenture also contains covenants that restrict the Company’s ability to create certain liens, sell assets, or enter into certain mergers or acquisitions.
Annual maturities of long-term debt for each of the five fiscal years following December 31, 2005 are as follows (in thousands):

2006	$810
2007	810
2008	810
2009	810
2010	810
Thereafter	213,356

Total	$217,406

(10) Income Taxes
The components of income tax expense (benefit) for the years ended December 31, 2005, 2004 and 2003 are as follows (in thousands):

	2005	2004	2003
Current
Federal	$30,745	$87	$515
State	897	415	245
Foreign	6,087	5,320	2,365

	37,729	5,822	3,125

Deferred
Federal	1,895	17,569	14,561
State	94	105	1,220
Foreign	(1,547)	(2,440)	(598)

	442	15,234	15,183

	$38,171	$21,056	$18,308

Income tax expense differs from the amounts computed by applying the U.S. Federal income tax rate of 35% to income before income taxes as follows (in thousands):

	2005	2004	2003
Computed expected tax expense	$37,111	$19,918	$17,088
Increase resulting from:
State and foreign income taxes	241	178	478
Other	819	960	742

Income tax expense	$38,171	$21,056	$18,308

The significant components of deferred income taxes at December 31, 2005 and 2004 are as follows (in thousands):

	2005	2004
Deferred tax assets:
Allowance for doubtful accounts	$1,793	$776
Alternative minimum tax credit and net operating loss carryforward	8,198	12,358
Decommissioning liability	45,106	42,187
Other	9,476	5,133

Net deferred tax assets	64,573	60,454

Deferred tax liabilities:
Property, plant and equipment	137,185	133,710
Note receivable	11,668	14,103
Other	13,707	16,013

Deferred tax liabilities	162,560	163,826

Net deferred tax liability	$97,987	$103,372

The net deferred tax assets reflect management’s estimate of the amount that will be realized from future profitability and the reversal of taxable temporary differences that can be predicted with reasonable certainty. A valuation allowance is recognized if it is more likely than not that at least some portion of any deferred tax asset will not be realized.
As of December 31, 2005, the Company has not established a valuation allowance for its deferred tax assets. The Company believes that it is more likely than not that the tax assets will be realized because of the reversal of accelerated tax depreciation and future taxable income.

As of December 31, 2005, the Company has an estimated $5.3 million foreign tax credit carryforward with expiration dates from 2011 through 2014. As of December 31, 2005, the Company also has various state net operating loss carryforwards of an estimated $56 million with expiration dates from 2013 through 2017.
The Company has not provided United States tax expense on earnings of its foreign subsidiaries, since the Company has reinvested or expects to reinvest the undistributed earnings indefinitely. As of December 31, 2005, the undistributed earnings of the Company’s foreign subsidiaries were approximately $22.9 million. If these earnings are repatriated to the United States in the future, additional tax provisions may be required. It is not practicable to estimate the amount of taxes that might be payable on such undistributed earnings.
The American Jobs Creation Act of 2004 was passed on October 22, 2004. This legislation allows, under certain conditions, a one-time tax deduction of 85% of certain foreign earnings that are repatriated prior to the end of the Company’s fiscal 2005 year. The deduction would result in a 5.25% federal tax rate on the repatriated earnings. As of December 31, 2004, the Company had not determined whether earnings will be repatriated or an estimate of the possible United States federal and state income tax expense related to any potential repatriation. In 2005, the Company analyzed foreign earnings that qualified for the temporary repatriation. As a result of the analysis, the Company has determined that there was no significant benefit to the Company from this incentive because foreign tax credits would be available to reduce the impact of repatriation of foreign earnings in future years. Accordingly, the Company did not repatriate any foreign earnings in 2005.
(11) Stockholders’ Equity
In December 2005, the Company’s Compensation Committee of the Board of Directors granted 24,000 shares of restricted stock to its President. The restricted stock vests in three equal installments on January 2, 2006, 2007 and 2008. The Company expensed approximately $178,000 in 2005 based on the share price of $22.24 on the date of grant and will expense approximately $178,000 in 2006 and 2007, as the remaining shares vest.
In October 2004, the Company sold 9,696,627 shares of common stock that generated net proceeds (before any exercise of the underwriters’ over-allotment option) of approximately $113 million, after deducting underwriting discounts and commissions and the estimated offering expenses. The Company used the net proceeds to repurchase 9,696,627 shares of its common stock from First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P. The shares repurchased by the Company from the First Reserve funds were retired immediately upon repurchase. In November 2004, an additional 1,454,494 shares of the Company’s common stock were issued pursuant to the exercise of the underwriters’ over-allotment option generating net proceeds of approximately $17 million, after deducting underwriting discounts and commissions.
In 2004, the Superior Energy Services, Inc. 2004 Directors Restricted Stock Units Plan was approved by the Company’s stockholders. This plan provides each non-employee director is granted a number of restricted stock units having an aggregate value of $30,000, with the exact number of units determined by dividing $30,000 by the fair market value of the Company’s common stock on the day of the annual stockholders’ meeting. In addition, upon any person’s initial election or appointment as an eligible director, other than at an annual stockholders’ meeting, such person will receive a pro forma number of restricted stock units based on the number of full calendar months between the date of grant and the first anniversary of the previous annual stockholders’ meeting. A restricted stock unit represents the right to receive from the Company, within 30 days of the date the participant ceases to serve on the Board, one share of the Company’s common stock. As a result of this plan, 19,998 restricted stock units are outstanding at December 31, 2005.
     The Company maintains various stock incentive plans, including the 2002 Stock Incentive Plan (2002 Incentive Plan), the 1999 Stock Incentive Plan (1999 Incentive Plan) and the 1995 Stock Incentive Plan (1995 Incentive Plan), as amended. These plans provide long-term incentives to the Company’s key employees, including officers and directors, consultants and advisers (Eligible Participants). Under the 2002 Incentive Plan, the 1999 Incentive Plan and the 1995 Incentive Plan, the Company may grant incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof to Eligible Participants for up to 1,400,000 shares, 5,929,327 shares and 1,900,000 shares, respectively, of the Company’s common stock. The Compensation Committee of the Company’s Board of Directors establishes the term and the exercise price of any stock options granted under the 2002 Incentive Plan, provided the exercise price may not be less than the fair value of the common share on the date of grant. All of the options which have been granted under the 1995 Stock Incentive Plan are vested.

A summary of stock options granted under the incentive plans for the years ended December 31, 2005, 2004 and 2003 is as follows:

	2005		2004		2003
		Weighted		Weighted		Weighted
	Number of	Average	Number of	Average	Number of	Average
	Shares	Price	Shares	Price	Shares	Price
Outstanding at beginning of year	5,797,295	$8.43	5,628,000	$7.53	5,518,516	$7.33
Granted	863,500	$17.46	1,490,000	$10.66	538,000	$8.94
Exercised	(2,709,624)	$6.94	(1,196,060)	$7.01	(271,913)	$6.72
Forfeited	(57,538)	$10.23	(124,645)	$8.14	(156,603)	$7.00

Outstanding at end of year	3,893,633	$11.44	5,797,295	$8.43	5,628,000	$7.53

Exercisable at end of year	3,759,721	$11.53	5,328,741	$8.37	4,248,244	$7.08

Available for future grants	3,229,784		35,746		1,401,101

Average fair value of grants during the year		$7.47		$6.22		$3.59

A summary of information regarding stock options outstanding at December 31, 2005 is as follows:

	Options Outstanding			Options Exercisable
Range of		Weighted Average	Weighted		Weighted
Exercise		Remaining	Average		Average
Prices	Shares	Contractual Life	Price	Shares	Price

$4.75 – $5.75	33,000	2.7 years	$5.36	33,000	$5.36
$7.06 – $9.00	744,610	6.1 years	$8.38	619,031	$8.30
$9.10 – $12.45	2,252,523	7.6 years	$10.23	2,244,190	$10.23
$12.50 – $17.46	863,500	9.5 years	$17.46	863,500	$17.46
(12) Profit-Sharing Plan
The Company maintains a defined contribution profit-sharing plan for employees who have satisfied minimum service and age requirements. Employees may contribute up to 75% of their earnings to the plans. The Company provides a discretionary match, not to exceed 5% of an employee’s salary. The Company made contributions of approximately $1.9 million, $1.7 million and $1.6 million, in 2005, 2004 and 2003, respectively.
The Company has a nonqualified defined contribution deferred compensation plan which allows certain highly-compensated employees the option to defer up to 75% of their salary and up to 100% of their bonus compensation to the plan. Payments are made after the employee terminates, based on their distribution election and plan balance. Participants earn a return on their deferred compensation that is based on hypothetical investments in certain mutual funds. Changes in market value of these hypothetical participant investments are reflected as an adjustment to the deferred compensation liability of the Company with an offset to compensation expense. As of December 31, 2005, the liability of the Company to the participants was approximately $1.5 million and is recorded in Other Long-Term Liabilities, which reflects the accumulated participant deferrals and earnings as of that date. The Company makes contributions equal to the participant deferrals into life insurance which is invested in mutual funds similar to the participants’ elections. A change in market value of the life insurance is reflected as an adjustment to the deferred compensation plan asset with an offset to interest income or expense. As of December 31, 2005, the deferred contribution plan asset was approximately $1.4 million and is recorded in Other Long-Term Assets.
(13) Commitments and Contingencies

The Company leases certain office, service and assembly facilities under operating leases. The leases expire at various dates over the next several years. Total rent expense was approximately $4.3 million in 2005, $4.2 million in 2004 and $2.3 million in 2003. Future minimum lease payments under non-cancelable leases for the five years ending December 31, 2006 through 2010 and thereafter are as follows: $6,360,000, $4,837,000, $2,723,000, $1,667,000, $1,137,000 and $14,181,000, respectively. Future minimum lease payments receivable under non-cancelable sub-leases for the years ending December 31, 2006 through 2008 are as follows: $535,000, $592,000, and $49,000, respectively.
From time to time, the Company is involved in litigation arising out of operations in the normal course of business. In management’s opinion, the Company is not involved in any litigation, the outcome of which would have a material effect on its financial position, results of operations or liquidity.
(14) Segment Information
Business Segments
The Company modified its segment disclosure by combining its other oilfield services segment into the well intervention segment. In February 2006, the Company sold its environmental subsidiary, which comprised a large part of the other oilfield services segment. The remaining businesses, which include platform and field management services, environmental cleaning services and the sale of drilling instrumentation equipment, are impacted by similar factors that affect the well intervention segment. The combination of the well intervention and other oilfield services segments better reflects the way management evaluates the Company’s results. The prior year segment presentation has been restated to conform to the current segment classification.
The Company’s reportable segments are now as follows: well intervention, rental tools, marine, and oil and gas. The first three segments offer products and services within the oilfield services industry. The well intervention segment provides plug and abandonment services, coiled tubing services, well pumping and stimulation services, data acquisition services, gas lift services, electric wireline services, hydraulic drilling and workover services, well control services, drilling instrumentation equipment, contract operations and maintenance services, transportation and logistics services, offshore oil and gas cleaning services, engineering support, technical analysis and mechanical wireline services that perform a variety of ongoing maintenance and repairs to producing wells, as well as modifications to enhance the production capacity and life span of the well. The rental tools segment rents and sells stabilizers, drill pipe, tubulars and specialized equipment for use with onshore and offshore oil and gas well drilling, completion, production and workover activities. It also provides onsite accommodations and bolting and machining services. The marine segment operates liftboats for production service activities, as well as oil and gas production facility maintenance, construction operations and platform removals. The oil and gas segment acquires mature oil and gas properties and produces and sells any remaining economic oil and gas reserves prior to the Company’s other segments providing decommissioning services. Oil and gas eliminations represent products and services provided to the oil and gas segment by the Company’s three other segments.
The accounting policies of the reportable segments are the same as those described in Note 1 of these Notes to the Consolidated Financial Statements. The Company evaluates the performance of its operating segments based on operating profits or losses. Segment revenues reflect direct sales of products and services for that segment, and each segment records direct expenses related to its employees and its operations. Identifiable assets are primarily those assets directly used in the operations of each segment.
Summarized financial information concerning the Company’s segments as of December 31, 2005, 2004 and 2003 and for the years then ended is shown in the following tables (in thousands):

					Oil & Gas
	Well	Rental			Eliminations	Consolid.
2005	Interven.	Tools	Marine	Oil & Gas	& Unallocated	Total

Revenues	$339,609	$243,536	$87,267	$78,911	$(13,989)	$735,334
Costs of services	213,638	82,562	47,989	45,804	(13,989)	376,004
Depreciation, depletion, amortization and accretion	18,135	42,445	8,214	20,494	—	89,288
General and administrative	71,027	54,533	9,889	5,540	—	140,989
Reduction in value of assets	4,850	—	—	2,144	—	6,994
Gain on sale of liftboats	—	—	3,544	—	—	3,544
Operating income	31,959	63,996	24,719	4,929	—	125,603
Interest expense	—	—	—	—	(21,862)	(21,862)
Interest income	—	—	—	1,160	1,041	2,201
Equity in earnings of affiliates	—	1,339	—	—	—	1,339
Reduction in value of investment	—	(1,250)	—	—	—	(1,250)

Income (loss) before income taxes	$31,959	$64,085	$24,719	$6,089	$(20,821)	$106,031

Identifiable assets	$332,996	$405,527	$203,718	$147,667	$7,342	$1,097,250

Capital expenditures	$24,847	$70,227	$10,399	$19,693	$—	$125,166

					Oil & Gas
	Well	Rental			Eliminations	Consolid.
2004	Interven.	Tools	Marine	Oil & Gas	& Unallocated	Total

Revenues	$295,690	$170,064	$69,808	$37,008	$(8,231)	$564,339
Costs of services	189,858	57,353	49,581	21,547	(8,231)	310,108
Depreciation, depletion, amortization and accretion	17,435	32,527	7,362	10,013	—	67,337
General and administrative	58,703	42,165	7,085	2,652	—	110,605
Operating income	29,694	38,019	5,780	2,796	—	76,289
Interest expense	—	—	—	—	(22,476)	(22,476)
Interest income	—	—	—	1,648	118	1,766
Equity in earnings of affiliates	—	1,329	—	—	—	1,329

Income (loss) before income taxes	$29,694	$39,348	$5,780	$4,444	$(22,358)	$56,908

Identifiable assets	$313,431	$357,762	$184,928	$141,179	$6,613	$1,003,913

Capital expenditures	$12,735	$50,687	$5,523	$5,180	$—	$74,125

	Well	Rental				Consolid.
2003	Interven.	Tools	Marine	Oil & Gas	Unallocated	Total

Revenues	$288,152	$141,362	$70,370	$741	$—	$500,625
Costs of services	192,843	46,119	50,314	331	—	289,607
Depreciation, depletion, amortization and accretion	16,361	25,696	6,665	131	—	48,853
General and administrative	54,215	33,457	7,122	28	—	94,822
Operating income	24,733	36,090	6,269	251	—	67,343
Interest expense	—	—	—	—	(22,477)	(22,477)
Interest income	—	—	—	51	158	209
Other income	—	—	2,762	—	—	2,762
Equity in earnings of affiliates	—	985	—	—	—	985

Income (loss) before income taxes	$24,733	$37,075	$9,031	$302	$(22,319)	$48,822

Identifiable assets	$288,443	$314,122	$181,752	$41,315	$7,231	$832,863

Capital expenditures	$17,940	$30,192	$2,043	$—	$—	$50,175
Geographic Segments
The Company attributes revenue to various countries based on the location of where services are performed or the destination of the sale of products. Long-lived assets consist primarily of property, plant, and equipment and are attributed to various countries based on the physical location of the asset at a given fiscal year-end. The Company’s information by geographic area is as follows (amounts in thousands):

	Revenues			Long-Lived Assets
	Years Ended December 31,			December 31,
	2005	2004	2003	2005	2004
United States	$636,062	$476,771	$443,936	$492,602	$479,812
Other Countries	99,272	87,568	56,689	42,360	35,339

Total	$735,334	$564,339	$500,625	$534,962	$515,151

(15) Interim Financial Information (Unaudited)
The following is a summary of consolidated interim financial information for the years ended December 31, 2005 and 2004 (amounts in thousands, except per share data):

	Three Months Ended
2005	March 31	June 30	Sept. 30	Dec. 31
Revenues	$173,247	$190,000	$184,101	$187,986
Gross profit	86,829	99,348	82,704	90,449
Net income	17,209	25,054	9,358	16,238

Earnings per share:
Basic	$0.22	$0.32	$0.12	$0.20
Diluted	0.22	0.32	0.12	0.20

	Three Months Ended
2004	March 31	June 30	Sept. 30	Dec. 31
Revenues	$116,459	$137,545	$152,500	$157,835
Gross profit	49,754	60,401	70,089	73,987
Net income	3,564	8,714	11,288	12,286

Earnings per share:
Basic	$0.05	$0.12	$0.15	$0.16
Diluted	0.05	0.12	0.15	0.16
(16) Supplementary Oil and Natural Gas Disclosures (Unaudited)
The Company’s December 31, 2005 and 2004 estimates of proved reserves are based on reserve reports prepared by DeGolyer and MacNaughton, independent petroleum engineers. The estimates of proved reserves at December 31, 2003 are based on internal reports. Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. This data may also change substantially over time as a result of multiple factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures. Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.
The following table sets forth the Company’s net proved reserves, including the changes therein, and proved developed reserves:

	Crude Oil	Natural Gas
	(Mbbls)	(Mmcf)
Proved-developed and undeveloped reserves:
December 31, 2002	—	—
Purchase of reserves in place	193	3,304
Revisions	—	(1)
Production	(3)	(79)

December 31, 2003	190	3,224

Purchase of reserves in place	9,232	17,968
Revisions	88	11,407
Production	(390)	(3,219)

December 31, 2004	9,120	29,380

Purchase of reserves in place	168	2,925
Revisions (1)	1,036	(5,294)
Production	(1,221)	(3,323)

December 31, 2005	9,103	23,688

Proved-developed reserves:
December 31, 2003	64	3,190
December 31, 2004	7,731	25,542
December 31, 2005	7,554	21,703
(1) The downward revisions in 2005 were primarily attributable to three factors: 1) the Company determined that it would not undertake four previously planned behind pipe recompletions, 2) one well was plugged and abandoned after experiencing continuing mechanical difficulties, and 3) production rates from several wells after their acquisition by the Company did not support the reserve level initially established.
Since January 1, 2005 no crude oil or natural gas reserve information has been filed with, or included in any report to any federal authority or agency other than the SEC and the Energy Information Administration (“EIA”). The Company files Form 23, including reserve and other information with the EIA.
Costs incurred for oil and natural gas property acquisition and development activities for the years ended December 31, 2005, 2004 and 2003 are as follows (in thousands):

	Years Ended December 31,
	2005	2004	2003
Acquisition of properties — proved	$9,015	$81,356	$5,041
Development costs	19,867	4,707	—

Total costs incurred	$28,882	$86,063	$5,041

Standardized Measure of Discounted Future Net Cash Flows Relating to Reserves
The following information has been developed utilizing procedures prescribed by Statement of Financial Accounting Standards No. 69 (FAS No. 69), “Disclosure about Oil and Gas Producing Activities.” It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.
Under the Standardized Measure, future cash inflows were estimated by applying period end oil and natural gas prices adjusted for differentials provided by the Company. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expense has been computed by the Company by applying period-end statutory tax rates to aggregate future net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by FAS No. 69.
The Company’s management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proved reserves and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.
The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows (in thousands):

	2005	2004	2003
Future cash inflows	$792,246	$587,277	$26,002
Future production costs	(155,282)	(148,610)	(12,603)
Future development and abandonment costs	(195,415)	(153,230)	(6,641)
Future income tax expense	(171,058)	(119,567)	(2,748)

Future net cash flows after income taxes	270,491	165,870	4,010
10% annual discount for estimated timing of cash flows	65,386	29,363	20

Standardized measure of discounted future net cash flows	$205,105	$136,507	$3,990

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and natural gas reserves for the years ended December 31, 2005, 2004 and 2003 is as follows (in thousands):

	2005	2004	2003
Beginning of the period	$136,507	$3,990	$—
Sales and transfers of oil and natural gas produced, net of production costs	(34,563)	(15,467)	(470)
Net changes in prices and production costs	156,992	949	(1)
Revisions of quantity estimates	4,314	46,040	(8)
Development costs incurred	19,867	4,707	—
Changes in estimated development costs	(46,113)	(99,253)	(5,496)
Purchase and sales of reserves in place	18,408	282,935	12,552
Changes in production rates (timing) and other	(25,536)	(3,238)	(13)
Accretion of discount	22,123	656	—
Net change in income taxes	(46,894)	(84,812)	(2,574)

Net increase	68,598	132,517	3,990

End of period	$205,105	$136,507	$3,990

The December 31, 2005 amounts were estimated by DeGolyer and MacNaughton using a period-end crude NYMEX price of $61.04 per barrel (bbl), a NYMEX gas price of $9.44 per million British Thermal units, and price differentials provided by the Company. The December 31, 2004 amounts were estimated by DeGolyer and MacNaughton using a period-end crude NYMEX price of $43.46 per bbl, a Henry Hub gas price of $6.19 per million British Thermal units, and price differentials provided by the Company. The December 31, 2003 amounts were estimated by the Company using a period end oil price of $32.55 per bbl and $6.14 per thousand cubic feet (mcf) for natural gas. The Company had no oil and gas holdings prior to 2003. Spot prices as of February 28, 2006 were $6.71 per million British Thermal units for natural gas and $61.41 per bbl for crude oil.
(17) Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board revised its Statement of Financial Accounting Standards No. 123 (FAS No. 123R), “Accounting for Stock Based Compensation.” Under FAS No. 123R, companies will be required to recognize as expense the estimated fair value of all share-based payments to employees, including the fair value of employee stock options. This expense will be recognized over the period during which the employee is required to provide service in exchange for the award. Pro forma disclosure of the estimated expense impact of such awards is no longer an alternative to expense recognition in the financial statements. FAS No. 123R is effective for public companies in the first annual period beginning after June 15, 2005, and accordingly, the Company will adopt the provisions of FAS No. 123R effective January 1, 2006. The Company anticipates using the modified prospective application transition method, which does not include restatement of prior periods. The Company expects to record approximately $89,000 of compensation expense in 2006 due to the adoption of FAS No. 123R for share-based awards granted prior to January 1, 2006. The Company expects the effect of the adoption on future share-based awards to be consistent with the disclosure of pro forma net income and earnings per share as displayed in note 1 of its consolidated financial statements.
In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154 (FAS No. 154), “Accounting Changes and Error Corrections.” This Statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” FAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting all changes in accounting principle in the absence of explicit transition requirements of new pronouncements. FAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005.
(18) Financial Information Related to Guarantor Subsidiaries
In May 2006, SESI, L.L.C. (“Issuer”), a wholly-owned subsidiary of Superior Energy Services, Inc. (“Parent”), issued $300 million of 6 7/8% Senior Notes at 98.489%. The Parent, along with substantially all of its direct and indirect subsidiaries, fully and unconditionally guaranteed the Senior Notes and such guarantees are joint and several. All of the guarantor subsidiaries are wholly-owned, direct or indirect subsidiaries of the Issuer. Income taxes are paid by the Parent through a consolidated tax return and are accounted for by the Parent. The following tables present the condensed consolidating financial statements as of December 31, 2005, 2004 and 2003.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheets
December 31, 2005
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiairies	Subsidiairies	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$21,414	$19,421	$13,622	$—	$54,457
Accounts receivable — net	—	3,748	180,670	23,332	(11,385)	196,365
Current portion of notes receivable	—	—	2,364	—	—	2,364
Prepaid insurance and other	—	3,039	46,237	1,840	—	51,116

Total current assets	—	28,201	248,692	38,794	(11,385)	304,302

Property, plant and equipment — net	—	—	481,265	53,697	—	534,962
Goodwill — net	—	—	196,696	23,368	—	220,064
Notes receivable	—	—	29,483	—	—	29,483
Investments in subsidiaries and affiliates	124,271	203,083	—	953	(327,354)	953
Other assets — net	—	6,390	553	543	—	7,486

Total assets	$124,271	$237,674	$956,689	$117,355	$(338,739)	$1,097,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$821	$34,790	$17,809	$(11,385)	$42,035
Accrued expenses	269	17,300	46,025	6,332	—	69,926
Income taxes payable	9,917	—	—	1,436	—	11,353
Fair value of commodity derivative instruments	—	—	10,792	—	—	10,792
Current portion of decommissioning liabilities	—	—	14,268	—	—	14,268
Current maturities of long-term debt	—	—	—	810	—	810

Total current liabilities	10,186	18,121	105,875	26,387	(11,385)	149,184

Deferred income taxes	95,196	—	—	2,791	—	97,987
Decommissioning liabilities	—	—	107,641	—	—	107,641
Long-term debt	—	200,000	—	16,596	—	216,596
Intercompany payables/(receivables)	(332,937)	31,751	467,362	29,554	(195,730)	—
Other long-term liabilities	—	1,458	10	—	—	1,468

Stockholders’ equity:
Preferred stock of $.01 par value	—	—	—	—	—	—
Common stock of $.001 par value	79	—	—	101	(101)	79
Additional paid in capital	428,507	127,173	—	4,350	(131,523)	428,507
Accumulated other comprehensive income (loss), net	—	—	(6,799)	1,883	—	(4,916)
Retained earnings (deficit)	(76,760)	(140,829)	282,600	35,693	—	100,704

Total stockholders’ equity	351,826	(13,656)	275,801	42,027	(131,624)	524,374

Total liabilities and stockholders’ equity	$124,271	$237,674	$956,689	$117,355	$(338,739)	$1,097,250

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheets
December 31, 2004
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiairies	Subsidiairies	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$3,548	$5,173	$6,560	$—	$15,281
Accounts receivable — net	—	1,722	144,233	15,862	(5,582)	156,235
Income taxes receivable	4,028	—	—	(1,334)	—	2,694
Current portion of notes receivable	—	—	9,611	—	—	9,611
Prepaid insurance and other	—	2,148	23,677	2,378	—	28,203

Total current assets	4,028	7,418	182,694	23,466	(5,582)	212,024

Property, plant and equipment — net	—	—	466,217	48,934	—	515,151
Goodwill — net	—	—	200,444	26,149	—	226,593
Notes receivable	—	—	29,131	—	—	29,131
Investments in subsidiaries and affiliates	124,271	182,935	—	13,552	(307,206)	13,552
Other assets — net	—	5,667	852	943	—	7,462

Total assets	$128,299	$196,020	$879,338	$113,044	$(312,788)	$1,003,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$—	$786	$31,239	$10,053	$(5,582)	$36,496
Accrued expenses	16	13,294	40,422	3,064	—	56,796
Fair value of commodity derivative instruments	—	—	2,018	—	—	2,018
Current portion of decommissioning liabilities	—	—	23,588	—	—	23,588
Current maturities of long-term debt	—	11,000	—	810	—	11,810

Total current liabilities	16	25,080	97,267	13,927	(5,582)	130,708

Deferred income taxes	97,514	—	—	5,858	—	103,372
Decommissioning liabilities	—	—	90,430	—	—	90,430
Long-term debt	—	227,500	—	17,406	—	244,906
Intercompany payables/(receivables)	(324,710)	(91,968)	550,285	41,975	(175,582)	—
Other long-term liabilities	—	—	618	—	—	618

Stockholders’ equity:
Preferred stock of $.01 par value	—	—	—	—	—	—
Common stock of $.001 par value	77	—	—	101	(101)	77
Additional paid in capital	398,073	127,173	—	4,350	(131,523)	398,073
Accumulated other comprehensive income (loss), net	—	—	(1,662)	4,546	—	2,884
Retained earnings (deficit)	(42,671)	(91,765)	142,400	24,881	—	32,845

Total stockholders’ equity	355,479	35,408	140,738	33,878	(131,624)	433,879

Total liabilities and stockholders’ equity	$128,299	$196,020	$879,338	$113,044	$(312,788)	$1,003,913

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Operations
Year Ended December 31, 2005
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Oilfield service and rental revenues	$—	$—	$606,415	$76,102	$(26,094)	$656,423
Oil and gas revenues	—	—	78,911	—	—	78,911

Total revenues	—	—	685,326	76,102	(26,094)	735,334

Cost of oilfield services and rentals	—	—	313,386	42,908	(26,094)	330,200
Cost of oil and gas sales	—	—	45,804	—	—	45,804

Total cost of services, rentals and sales	—	—	359,190	42,908	(26,094)	376,004

Depreciation, depletion, amortization and accretion	—	—	81,817	7,471	—	89,288
General and administrative expenses	460	29,301	101,857	9,371	—	140,989
Reduction in value of assets	—	—	6,994	—	—	6,994
Gain on sale of liftboats	—	—	3,544	—	—	3,544

Income from operations	(460)	(29,301)	139,012	16,352	—	125,603

Other income (expense):
Interest expense, net	—	(20,585)	(6)	(1,271)	—	(21,862)
Interest income	—	822	1,194	185	—	2,201
Equity in income of affiliates, net	—	—	—	1,339	—	1,339
Reduction in value of investment in affiliate	—	—	—	(1,250)	—	(1,250)

Income before income taxes	(460)	(49,064)	140,200	15,355	—	106,031

Income taxes	33,629	—	—	4,543	—	38,172

Net income (loss)	$(34,089)	$(49,064)	$140,200	$10,812	$—	$67,859

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Operations
Year Ended December 31, 2004
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Oilfield service and rental revenues	$—	$—	$488,745	$56,666	$(18,080)	$527,331
Oil and gas revenues	—	—	37,008	—	—	37,008

Total revenues	—	—	525,753	56,666	(18,080)	564,339

Cost of oilfield services and rentals	—	—	276,141	30,500	(18,080)	288,561
Cost of oil and gas sales	—	—	21,547	—	—	21,547

Total cost of services, rentals and sales	—	—	297,688	30,500	(18,080)	310,108

Depreciation, depletion, amortization and accretion	—	—	62,185	5,152	—	67,337
General and administrative expenses	429	13,966	87,420	8,790	—	110,605

Income from operations	(429)	(13,966)	78,460	12,224	—	76,289

Other income (expense):
Interest expense, net	—	(21,108)	(102)	(1,266)	—	(22,476)
Interest income	—	51	1,656	59	—	1,766
Equity in income of affiliates, net	—	—	—	1,329	—	1,329

Income before income taxes	(429)	(35,023)	80,014	12,346	—	56,908

Income taxes	17,708	—	—	3,348	—	21,056

Net income (loss)	$(18,137)	$(35,023)	$80,014	$8,998	$—	$35,852

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Operations
Year Ended December 31, 2003
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Oilfield service and rental revenues	$—	$—	$474,871	$36,418	$(11,405)	$499,884
Oil and gas revenues	—	—	741	—	—	741

Total revenues	—	—	475,612	36,418	(11,405)	500,625

Cost of oilfield services and rentals	—	—	279,059	21,622	(11,405)	289,276
Cost of oil and gas sales	—	—	331	—	—	331

Total cost of services, rentals and sales	—	—	279,390	21,622	(11,405)	289,607

Depreciation, depletion, amortization and accretion	—	148	46,107	2,598	—	48,853
General and administrative expenses	389	11,535	78,604	4,294	—	94,822

Income from operations	(389)	(11,683)	71,511	7,904	—	67,343

Other income (expense):
Interest expense, net	—	(21,195)	(17)	(1,265)	—	(22,477)
Interest income	—	125	60	24	—	209
Other income	—	—	2,762	—	—	2,762
Equity in income of affiliates, net	—	—	—	985	—	985

Income before income taxes	(389)	(32,753)	74,316	7,648	—	48,822

Income taxes	16,464	—	—	1,844	—	18,308

Net income (loss)	$(16,853)	$(32,753)	$74,316	$5,804	$—	$30,514

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Year Ended December 31, 2005
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Consolidated
Cash flows from operating activities:
Net income	$(34,089)	$(49,064)	$140,200	$10,812	$67,859
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	—	—	81,817	7,471	89,288
Deferred income taxes	509	—	—	(67)	442
Reduction in value of assets	—	—	6,994	—	6,994
Equity in income of affiliates	—	—	—	(1,339)	(1,339)
Reduction in value of investment in affiliate	—	—	—	1,250	1,250
Gain on sale of liftboats	—	—	(3,544)	—	(3,544)
Amortization of debt acquisition costs	—	1,127	—	—	1,127
Changes in operating assets and liabilities, net of acquisitions:
Receivables	—	(2,026)	(21,849)	(8,220)	(32,095)
Other — net	335	568	(13,733)	1,567	(11,263)
Accounts payable	—	35	(2,282)	7,943	5,696
Accrued expenses	253	4,006	8,844	3,496	16,599
Decommissioning liabilities	—	—	(8,772)	—	(8,772)
Income taxes	25,886	—	—	251	26,137

Net cash provided by (used in) operating activities	(7,106)	(45,354)	187,675	23,164	158,379

Cash flows from investing activities:
Payments for capital expenditures	—	—	(111,825)	(13,341)	(125,166)
Acquisitions of businesses, net of cash acquired	—	(6,435)	—	—	(6,435)
Acquisitions of oil and gas properties, net of cash acquired	—	—	3,686	—	3,686
Cash proceeds from the sale of liftboats, net	—	—	19,588	—	19,588
Cash proceeds from sale of affiliate	—	—	—	12,489	12,489
Other	—	(1,410)	313	—	(1,097)
Intercompany receivables/payables	(11,055)	110,004	(85,189)	(13,760)	—

Net cash provided by (used in) investing activities	(11,055)	102,159	(173,427)	(14,612)	(96,935)

Cash flows from financing activities:
Principal payments on long-term debt	—	(38,500)	—	(810)	(39,310)
Payment of debt acquisition costs	—	(439)	—	—	(439)
Proceeds from exercise of stock options	18,161	—	—	—	18,161

Net cash provided by (used in) financing activities	18,161	(38,939)	—	(810)	(21,588)

Effect of exchange rate changes on cash	—	—	—	(680)	(680)

Net increase (decrease) in cash	—	17,866	14,248	7,062	39,176

Cash and cash equivalents at beginning of period	—	3,548	5,173	6,560	15,281

Cash and cash equivalents at end of period	$—	$21,414	$19,421	$13,622	$54,457

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Year Ended December 31,2004
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Consolidated
Cash flows from operating activities:
Net income	$(18,137)	$(35,023)	$80,014	$8,998	$35,852
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	—	—	62,185	5,152	67,337
Deferred income taxes	14,400	—	—	834	15,234
Equity in income of affiliates	—	—	—	(1,329)	(1,329)
Amortization of debt acquisition costs	—	887	—	—	887
Changes in operating assets and liabilities, net of acquisitions:
Receivables	—	(1,416)	(28,517)	(5,346)	(35,279)
Other — net	—	(774)	(7,278)	(1,294)	(9,346)
Accounts payable	—	64	11,012	5,066	16,142
Accrued expenses	(5)	(8,034)	21,241	664	13,866
Decommissioning liabilities	—	—	(9,157)	—	(9,157)
Income taxes	(3,690)	—	—	814	(2,876)

Net cash provided by (used in) operating activities	(7,432)	(44,296)	129,500	13,559	91,331

Cash flows from investing activities:
Payments for capital expenditures	—	—	(69,385)	(4,740)	(74,125)
Acquisitions of businesses, net of cash acquired	—	(24,361)	—	—	(24,361)
Acquisitions of oil and gas properties, net of cash acquired	—	—	(10,676)	—	(10,676)
Intercompany receivables/payables	(19,666)	76,090	(50,990)	(5,434)	—

Net cash provided by (used in) investing activities	(19,666)	51,729	(131,051)	(10,174)	(109,162)

Cash flows from financing activities:
Principal payments on long-term debt	—	(12,903)	—	(810)	(13,713)
Payment of debt acquisition costs	—	(60)	—	—	(60)
Proceeds from exercise of stock options	10,271	—	—	—	10,271
Proceeds from issuance of stock	130,265	—	—	—	130,265
Purchase and retirement of stock	(113,438)	—	—	—	(113,438)

Net cash provided by (used in) financing activities	27,098	(12,963)	—	(810)	13,325

Effect of exchange rate changes on cash	—	—	—	(7)	(7)

Net increase (decrease) in cash	—	(5,530)	(1,551)	2,568	(4,513)

Cash and cash equivalents at beginning of period	—	9,078	6,724	3,992	19,794

Cash and cash equivalents at end of period	$—	$3,548	$5,173	$6,560	$15,281

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Year Ended December 31,2003
(in thousands)

				Non-
			Guarantor	Guarantor
	Parent	Issuer	Subsidiaries	Subsidiaries	Consolidated
Cash flows from operating activities:
Net income	$(16,853)	$(32,753)	$74,316	$5,804	$30,514
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	—	148	46,107	2,598	48,853
Deferred income taxes	15,780	—	—	(597)	15,183
Equity in income of affiliates	—	—	—	(985)	(985)
Other income	—	—	(2,762)	—	(2,762)
Amortization of debt acquisition costs	—	1,026	—	—	1,026
Changes in operating assets and liabilities, net of acquisitions:
Receivables	—	49	2,708	(2,653)	104
Other — net	—	(895)	1,993	675	1,773
Accounts payable	—	(83)	(2,751)	902	(1,932)
Accrued expenses	(4)	13,890	(11,667)	342	2,561
Income taxes	5,649	—	—	256	5,905

Net cash provided by (used in) operating activities	4,572	(18,618)	107,944	6,342	100,240

Cash flows from investing activities:
Payments for capital expenditures	—	—	(43,765)	(6,410)	(50,175)
Acquisitions of businesses, net of cash acquired	—	(14,298)	—	—	(14,298)
Cash proceeds from insurance settlement	—	—	8,000	—	8,000
Other	—	—	313	—	313
Intercompany receivables/payables	(6,624)	71,000	(66,419)	2,043	—

Net cash provided by (used in) investing activities	(6,624)	56,702	(101,871)	(4,367)	(56,160)

Cash flows from financing activities:
Net payments on revolving credit facility	—	(9,250)	—	—	(9,250)
Principal payments on long-term debt	—	(42,279)	—	(810)	(43,089)
Proceeds from long-term debt	—	23,000	—	—	23,000
Payment of debt acquisition costs	—	(479)	—	—	(479)
Proceeds from exercise of stock options	2,052	—	—	—	2,052

Net cash provided by (used in) financing activities	2,052	(29,008)	—	(810)	(27,766)

Net increase (decrease) in cash	—	9,076	6,073	1,165	16,314

Cash and cash equivalents at beginning of period	—	2	651	2,827	3,480

Cash and cash equivalents at end of period	$—	$9,078	$6,724	$3,992	$19,794

$300,000,000
SESI, L.L.C.
Offer to Exchange
$300,000,000 Registered 6 7/8% Senior Notes due June 1, 2014
for
Outstanding 6 7/8% Senior Notes due June 1, 2014

PROSPECTUS
, 2006

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20. Indemnification of Directors and Officers.
     Our certificate of incorporation contains provisions eliminating the personal liability of our directors and stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, our certificate of incorporation provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.
     Our certificate of incorporation also requires us to indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.
     Under Section 9 of our bylaws, we are required to defend and indemnify each person who is involved in any threatened or actual claim, action or proceeding by reason of the fact that such person is or was a director or officer or serving in a similar position with respect to another entity at our request if (a) the director or officer is successful in defending the claim on its merits or otherwise or (b) the director or officer meets the standard of conduct described in Section 9 of our bylaws. However, the director or officer is not entitled to indemnification if (i) the claim is brought by the director or officer against us or (ii) the claim is brought by the director or officer as a derivative action by us or in our right, and the action has not been authorized by our board of directors. The rights conferred by Section 9 of our bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.
     In addition, we have entered into an indemnity agreement with each of our directors pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors or officers, as applicable, and certain key executive officers, against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving them by reason of their position as a director or officer, as applicable, that are in excess of the coverage provided by such insurance (provided that the director or officer meets certain standards of conduct). Under the indemnity agreements, we are not required to purchase and maintain directors’ and officers’ liability insurance if our board of directors unanimously determines in good faith that there is insufficient benefit to us from the insurance.
Item 21. Exhibits and Financial Statement Schedules
(a)	Exhibits

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996)

3.2	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

3.3	Amended and Restated By -laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 15, 2004)

4.1	Specimen Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Company’s Form S-4 on Form SB-2 (Registration Statement No. 33-94454))

4.2	Indenture, dated as of May 22, 2006, by and among SESI, L.L.C., the Guarantors thereunder and The Bank of New York Trust Company, N.A. as trustee, with respect to the 6 7/8% Senior Notes due 2014 of SESI, L.L.C. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 23, 2006)

4.3	Form of 6 7/8% Senior Note due 2014 (included in Exhibit 4.1 of this Registration Statement)

4.4	Registration Rights Agreement, dated as of May 22, 2006, by and among SESI, L.L.C., the Guarantors thereunder, and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8 -K filed on May 23, 2006)

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. regarding the validity of the Exchange Notes*

12.1	Calculation of Ratio of Earnings to Fixed Charges**

21.1	Subsidiaries of the Company**

23.1	Consent of KPMG LLP*

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1 of this Registration Statement)*

23.3	Consent of DeGolyer and MacNaughton*

24.1	Power of Attorney**

25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee**

99.1	Form of Letter of Transmittal**

99.2	Form of Notice of Guaranteed Delivery**
  * Filed herewith.
** Previously filed.
Item 22. Undertakings.
     Each of the undersigned registrants hereby undertakes:
     1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     2. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     3. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.
     4. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     5. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chairman of the Board and	September 29, 2006
/s/ Terence E. Hall	Chief Executive Officer
Terence E. Hall	and a Director
(Principal Executive Officer)

*	Executive Vice President,	September 29, 2006
Robert S. Taylor	Chief Financial Officer and Treasurer
(Principal Financial Officer)

*	Director	September 29, 2006
Enoch L. Dawkins

*	Director	September 29, 2006
James M. Funk

*	Director	September 29, 2006
Ernest E. Howard, III

*	Director	September 29, 2006
Justin L. Sullivan

*	Director	September 29, 2006
Richard A. Pattarozzi

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SESI, L.L.C.
By:	SUPERIOR ENERGY SERVICES, INC., its sole member

By:	/s/ Terence E. Hall
Terence E. Hall
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chairman of the Board and	September 29, 2006
/s/ Terence E. Hall	Chief Executive Officer

Terence E. Hall	and a Director
(Principal Executive Officer)

*	Executive Vice President,	September 29, 2006
Robert S. Taylor	Chief Financial Officer and Treasurer
(Principal Financial Officer)

*	Director	September 29, 2006
Enoch L. Dawkins

* James M. Funk	Director	September 29, 2006

* Ernest E. Howard, III	Director	September 29, 2006

* Justin L. Sullivan	Director	September 29, 2006

*	Director	September 29, 2006
Richard A. Pattarozzi

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SUPERIOR ENERGY SERVICES, L.L.C. H.B. RENTALS, L.C. 1105 PETERS ROAD, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	September 29, 2006

Terence E. Hall	(Principal Executive Officer)

*	Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SPN RESOURCES, LLC
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Greg Miller	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SEMO, L.L.C. SEMSE, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	September 29, 2006

Terence E. Hall	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

STABIL DRILL SPECIALTIES, L.L.C. NON-MAGNETIC RENTAL TOOLS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Sammy Joe Russo	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SUB-SURFACE TOOLS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Kay S. Vinson	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

INTERNATIONAL SNUBBING SERVICES, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Jack Hardy	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

David Wilson	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

FASTORQ, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Phillip Jaudon	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

F. & F. WIRELINE SERVICE, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall
Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

CONNECTION TECHNOLOGY, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	September 29, 2006

Terence E. Hall	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

*By:	/s/ Terence E. Hall
Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

PROACTIVE COMPLIANCE, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Pat Bernard	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall
Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

DRILLING LOGISTICS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Ashley M. Lane	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall
Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SELIM LLC
SEGEN LLC

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Terence E. Hall	Manager	September 29, 2006

Terence E. Hall

*	Manager	September 29, 2006

Robert S. Taylor

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SE FINANCE LP

By:	SEGEN LLC,
Its general partner

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Terence E. Hall	Manager	September 29, 2006

Terence E. Hall

*	Manager	September 29, 2006

Robert S. Taylor

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

WILD WELL CONTROL, INC.
J.R.B. CONSULTANTS, INC.

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer	September 29, 2006

Patrick J. Campbell	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

BLOWOUT TOOLS, INC.

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President	September 29, 2006

Patrick J. Campbell	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

WORKSTRINGS, L.L.C.
SUPERIOR INSPECTION SERVICES, INC.
UNIVERSAL FISHING AND RENTAL TOOLS, INC.

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President	September 29, 2006

Gregory D. Elliott	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

SUPERIOR CANADA HOLDING, INC.

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Terence E. Hall	Director and President	September 29, 2006

Terence E. Hall	(Principal Executive Officer)

*	Treasurer and Secretary	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrants named below have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on September 29, 2006.

CSI TECHNOLOGIES, LLC

By:	/s/ Terence E. Hall

Terence E. Hall
Authorized Representative
     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President	September 29, 2006

Fred L. Sabins	(Principal Executive Officer)

*	Vice President and Treasurer	September 29, 2006

Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	September 29, 2006

Terence E. Hall

*By:	/s/ Terence E. Hall

Terence E. Hall
Attorney-in-fact

EXHIBIT INDEX

(a)	Exhibits

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996)

3.2	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

3.3	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 15, 2004)

4.1	Specimen Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Company’s Form S-4 on Form SB-2 (Registration Statement No. 33-94454))

4.2	Indenture, dated as of May 22, 2006, by and among SESI, L.L.C., the Guarantors thereunder and The Bank of New York Trust Company, N.A. as trustee, with respect to the 6 7/8% Senior Notes due 2014 of SESI, L.L.C. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 23, 2006)

4.3	Form of 6 7/8% Senior Note due 2014 (included in Exhibit 4.1 of this Registration Statement)

4.4	Registration Rights Agreement, dated as of May 22, 2006, by and among SESI, L.L.C., the guarantors party thereto, and Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Howard Weil Incorporated, Johnson Rice & Company L.L.C., Pritchard Capital Partners, LLC, Raymond James & Associates, Inc. and Simmons & Company International (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 23, 2006)

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. regarding the validity of the Exchange Notes*

12.1	Calculation of Ratio of Earnings to Fixed Charges**

21.1	Subsidiaries of the Company**

23.1	Consent of KPMG LLP*

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1 of this Registration Statement)*

23.3	Consent of DeGolyer and MacNaughton*

24.1	Power of Attorney**

25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A., as trustee**

99.1	Form of Letter of Transmittal**

99.2	Form of Notice of Guaranteed Delivery**

*	Filed herewith.

**	Previously filed.